PART XI	Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement No. 333-177923 Dated February 4, 2014

- JP Morgan Commodity-IGAR 9 Conditional Long-Short Index | Index Family : J.P. Morgan Commodity IGAR

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	Risk Budgeting	**Bloomberg ID**	CMDT9CER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR 9 Conditional Long-Short Index is a long-short commodity index, which synthetically invests in single commodity sub indices based upon performance and consistent momentum

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Export Complete Index History

Select Time Period: 1 Year Start Date: dd-mmm-yyyy End Date: dd-mmm-yyyy OK

Selected Period: 01 February 2013 to 03 February 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	96.85	03-Feb-2014
High	102.47	05-Jul-2013
Low	93.69	24-Oct-2013
Start	95.73	31-Dec-2013
End	96.85	03-Feb-2014

Risk Measures

Volatility	10.39%
Sharpe Ratio	0.01
Maximum Drawdown	-8.57%
Monthly Maximum Drawdown	-0.05%
Embedded Index Fee	—

Return Statistics

Annualized Return	0.14%
Number of Positive Months	6
Number of Negative Months	7

Return

Daily Return	-1.52%
Month to Date Return	—
Quarter To Date Return	2.00%
Year To Date Return	2.00%
3 Month Return	1.23%
6 Month Return	-3.86%
1 Year Return	0.14%
3 Year Return	-34.18%
5 Year Return	-36.04%


Index Levels**
108
106
104
102
100
98
96
94
Feb 13
Apr 13
Jun 13
Aug 13
Oct 13
Dec 13
Feb 14
Selected Start Date: 02-01-2013 Selected End Date: 02-03-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	2.74	-1.70	—	—	—	—	—	—	—	—	—	—	1.18

2013	—	-1.49	-0.22	4.15	0.18	2.35	-0.45	-2.62	-1.12	-1.27	0.12	-0.15	1.20

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The Index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical Index levels and not the actual Index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.80% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first

Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above
Drawdown: Reflects the percentage change in each Index during the specified timeframe. Each Index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before

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- JP Morgan Commodity-IGAR 9 Conditional Long-Short Index | Index Family : J.P. Morgan Commodity IGAR

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	Risk Budgeting	**Bloomberg ID**	CMDT9CER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR 9 Conditional Long-Short Index is a long-short commodity index, which synthetically invests in single commodity sub indices based upon performance and consistent momentum

SUMMARY   ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period 1 Year   Start Date dd-mmm-yyyy   End Date dd-mmm-yyyy   OK

Compare with

None   Reference Indices   Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Commodity-IGAR 9 Conditional Long-Short Index	98.85	03-Feb-2014	0.14%	0.14%	8	10.39%	0.01	-8.57%	-

Index Levels**


108
106
104
102
100
98
96
94
Feb 13 Apr 13 Jun 13 Aug 13 Oct 13 Dec 13 Feb 14

Volatility(%)

1 M   3 M   6 M   1 Yr

Drawdown


13%
12%
11%
10%
Feb 13 Apr 13 Jun 13 Aug 13 Oct 13 Dec 13 Feb 14

(1) Calculation descriptions

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- JP Morgan Commodity-IGAR 9 Long Only Index | Index Family : J.P. Morgan Commodity IGAR

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	EUR
Risk Method	Risk Budgeting	**Bloomberg ID**	CMDT9VER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR 9 Long Only Index is a long only momentum driven commodity strategy denominated in Euro

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods — Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 01 February 2013 to 03 February 2014 — Export Current Statistics

Index Level Data

	Level	Date
Current	99.49	03-Feb-2014
High	107.09	14-Feb-2013
Low	97.06	09-Jan-2014
Start	98.25	31-Dec-2013
End	99.49	03-Feb-2014

Risk Measures

Volatility	4.80%
Sharpe Ratio	-1.43
Maximum Drawdown	-9.37%
Monthly Maximum Drawdown	-0.02%
Embedded Index Fee	---

Return Statistics

Annualized Return	-6.86%
Number of Positive Months	4
Number of Negative Months	9

Return

Daily Return	-0.38%
Month to Date Return	---
Quarter To Date Return	1.62%
Year To Date Return	1.62%
3 Month Return	1.34%
6 Month Return	-1.14%
1 Year Return	-6.89%
3 Year Return	-26.37%
5 Year Return	-8.30%


Index Levels***
102
100
98
96
94
92
90
88
Feb 13
Apr 13
Jun 13
Aug 13
Oct 13
Dec 13
Feb 14
Selected Start Date: 02-01-2013 Selected End Date: 02-03-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	1.65	-0.33	---	---	---	---	---	---	---	---	---	---	1.27
2013	---	-1.49	-0.63	-0.90	-2.03	-1.39	0.73	0.73	-1.20	-1.29	-0.37	-0.15	-5.99

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The Index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the Index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.80% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.

historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawndown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

- JP Morgan Commodity-IGAR 9 Long Only Index | Index Family : J.P. Morgan Commodity IGAR

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	EUR
Risk Method	Risk Budgeting	**Bloomberg ID**	CMDT9YER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR 9 Long Only Index is a long only momentum driven commodity strategy denominated in Euro

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with: (•) None ( ) Reference Indices ( ) Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Commodity-IGAR 9 Long Only Index	93.49	03-Feb-2014	-6.86%	-6.85%	4	4.80%	-1.43	-9.37%	--

Index Levels<>


102
100
98
96
94
92
90
88
Feb 13
Apr 13
Jun 13
Aug 13
Oct 13
Dec 13
Feb 14

Volatility(%)

( ) 1 M ( ) 3 M ( ) 6 M (•) 1 Yr

Drawdown


7%
6.6%
6.2%
5.8%
5.4%
5%
4.6%
4.2%
Feb 13
Apr 13
Jun 13
Aug 13
Oct 13
Dec 13
Feb 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

- JP Morgan Commodity-IGAR 9 Long-Short Index | Index Family : J.P. Morgan Commodity IGAR

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	Risk Budgeting	**Bloomberg ID**	CMDT9SER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR 9 Long-Short Index is a long short momentum driven commodity strategy

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Export Complete Index History

Select Time Period: 1 Year Start Date: dd-mmm-yyyy End Date: dd-mmm-yyyy OK

Selected Period: 01 February 2013 to 03 February 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	81.65	03-Feb-2014
High	86.38	05-Jul-2013
Low	78.98	24-Oct-2013
Start	80.70	31-Dec-2013
End	81.65	03-Feb-2014

Risk Measures

Volatility	10.47%
Sharpe Ratio	0.26
Maximum Drawdown	-8.57%
Monthly Maximum Drawdown	-0.85%
Embedded Index Fee	---

Return Statistics

Annualized Return	2.67%
Number of Positive Months	6
Number of Negative Months	7

Return

Daily Return	-1.52%
Month to Date Return	---
Quarter To Date Return	2.00%
Year To Date Return	2.00%
3 Month Return	1.23%
6 Month Return	-3.86%
1 Year Return	2.68%
3 Year Return	-33.20%
5 Year Return	-44.40%


Index Levels**
110
108
106
104
102
100
98
Feb 13
Apr 13
Jun 13
Aug 13
Oct 13
Dec 13
Feb 14
Selected Start Date: 02-01-2013 Selected End Date: 02-03-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	2.74	-1.70	---	---	---	---	---	---	---	---	---	---	1.18
2013	---	0.38	0.15	4.15	0.18	2.35	-0.46	-2.82	-1.12	-1.27	0.12	-0.15	2.79

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The Index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual Index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.90% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.

6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

J.P. Morgan | Terms of Use | Disclosures | Privacy Policy | Mobile | Feedback Copyright © 2012, 2014 JPMorgan Chase & Co. All Rights Reserved

+ Expand/Collapse Index Navigation

- JP Morgan Commodity-IGAR 9 Long-Short Index | Index Family : J.P. Morgan Commodity IGAR

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	Risk Budgeting	**Bloomberg ID**	CMDT9SER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR 9 Long-Short Index is a long short momentum driven commodity strategy

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with: None | Reference Indices | Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Commodity-IGAR 9 Long-Short Index	81.66	03-Feb-2014	2.67%	2.68%	6	10.47%	0.26	-8.67%	--

Index Levels**


110
108
106
104
102
100
98
Feb 13 Apr 13 Jun 13 Aug 13 Oct 13 Dec 13 Feb 14

Volatility(%)

1M | 3M | 6M | 1Yr

Drawdown


14%
13%
12%
11%
10%
9%
Feb 13 Apr 13 Jun 13 Aug 13 Oct 13 Dec 13 Feb 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

- JP Morgan Commodity-IGAR Conditional Long-Short Alternative 1 Index | Index Family : J.P. Morgan Commodity IGAR

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	CMDTA1ER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR Conditional Long-Short Alternative 1 Index is a long-short commodity index, which synthetically invests in single commodity sub indices based upon performance and consistent momentum

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 01 February 2013 to 03 February 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	73.09	03-Feb-2014
High	76.19	29-Jan-2014
Low	70.34	27-Dec-2013
Start	71.30	31-Dec-2013
End	73.09	03-Feb-2014

Risk Measures

Volatility	9.54%
Sharpe Ratio	-0.17
Maximum Drawdown	-7.03%
Monthly Maximum Drawdown	-0.04%
Embedded Index Fee	---

Return Statistics

Annualized Return	-1.58%
Number of Positive Months	5
Number of Negative Months	8

Return

Daily Return	-1.49%
Month to Date Return	---
Quarter To Date Return	3.08%
Year To Date Return	3.08%
3 Month Return	1.80%
6 Month Return	-2.91%
1 Year Return	-1.60%
3 Year Return	-35.71%
5 Year Return	-44.99%


Index Levels**
104
102
100
98
96
94
Feb 13
Apr 13
Jun 13
Aug 13
Oct 13
Dec 13
Feb 14
Selected Start Date: 02-01-2013 Selected End Date: 02-03-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	4.06	-1.93	---	---	---	---	---	---	---	---	---	---	2.50

2013	—	-1.79	0.94	0.95	-0.60	1.50	0.49	-0.74	-1.56	-1.90	-0.40	-0.29	-1.31

[1] Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The Index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical Index levels and not the actual Index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.80% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.

Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the Index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before

- JP Morgan Commodity-IGAR Conditional Long-Short Alternative 1 Index | Index Family : J.P. Morgan Commodity IGAR

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	CMDTA1ER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR Conditional Long-Short Alternative 1 Index is a long-short commodity index, which synthetically invests in single commodity sub indices based upon performance and consistent momentum

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with: (•) None ( ) Reference Indices ( ) Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Commodity-IGAR Conditional Long-Short Alternative 1 Index	73.09	03-Feb-2014	-1.59%	-1.80%	5	9.54%	-0.17	-7.83%	0 M -8 D

Index Levels**


104
102
100
98
96
94
Feb 13 Apr 13 Jun 13 Aug 13 Oct 13 Dec 13 Feb 14

Volatility(%)

( ) 1 M ( ) 3 M ( ) 6 M (•) 1 Yr

Drawdown


16%
15%
14%
13%
12%
11%
10%
9%
8%
Feb 13 Apr 13 Jun 13 Aug 13 Oct 13 Dec 13 Feb 14

1) Calculation descriptions

- JP Morgan Commodity-IGAR Conditional Long-Short Alternative 2 Index | Index Family : J.P. Morgan Commodity IGAR

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	CMDTA2ER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR Conditional Long-Short Alternative 2 Index is a long-short commodity index, which synthetically invests in single commodity sub indices based upon performance and consistent momentum

SUMMARY ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods Export Complete Index History

Select Time Period 1 Year Start Date dd-mmm-yyyy End Date dd-mmm-yyyy OK

Selected Period: 01 February 2013 to 03 February 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	88.49	03-Feb-2014
High	91.64	29-Jan-2014
Low	81.91	12-Mar-2013
Start	86.20	31-Dec-2013
End	88.49	03-Feb-2014

Risk Measures

Volatility	10.51%
Sharpe Ratio	0.51
Maximum Drawdown	-7.28%
Monthly Maximum Drawdown	-0.85%
Embedded Index Fee	---

Return Statistics

Annualized Return	5.32%
Number of Positive Months	7
Number of Negative Months	6

Return

Daily Return	-1.51%
Month to Date Return	---
Quarter To Date Return	3.63%
Year To Date Return	3.63%
3 Month Return	4.64%
6 Month Return	-0.15%
1 Year Return	5.35%
3 Year Return	-25.06%
5 Year Return	-29.72%


Index Levels**
112
110
108
106
104
102
100
98
96
Feb 13
Apr 13
Jun 13
Aug 13
Oct 13
Dec 13
Feb 14
Selected Start Date: 02-01-2013 Selected End Date: 02-03-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	4.22	-1.87	---	---	---	---	---	---	---	---	---	---	2.85

2013	—	-1.46	0.96	2.73	-0.16	3.33	0.18	-2.80	-0.36	-1.24	1.51	0.41	5.03

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical Index levels and not the actual Index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.80% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to

change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the Index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the Index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawndown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term

+ Expand/Collapse Index Navigation

- JP Morgan Commodity-IGAR Conditional Long-Short Alternative 2 Index | Index Family : J.P. Morgan Commodity IGAR

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	CMDTA2ER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR Conditional Long-Short Alternative 2 Index is a long-short commodity index, which synthetically invests in single commodity sub indices based upon performance and consistent momentum

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period 1 Year Start Date dd-mmm-yyyy End Date dd-mmm-yyyy OK

Compare with

None Reference Indices Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Commodity-IGAR Conditional Long-Short Alternative 2 Index	99.49	03-Feb-2014	5.32%	5.25%	7	10.51%	0.51	-7.29%	0 M -11 D

Index Levels**


112
110
108
106
104
102
100
98
96
Feb 13 Apr 13 Jun 13 Aug 13 Oct 13 Dec 13 Feb 14

Volatility(%)

1 M 3 M 6 M 1 Yr

Drawdown


15%
14%
13%
12%
11%
10%
9%
Feb 13 Apr 13 Jun 13 Aug 13 Oct 13 Dec 13 Feb 14

(1) Calculation descriptions

- JP Morgan Commodity-IGAR Conditional Long-Short II Index | Index Family : J.P. Morgan Commodity IGAR

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	CMDT2CER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR Conditional Long-Short II Index is a long-short commodity index, which synthetically invests in single commodity sub indices based upon performance and consistent momentum

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 01 February 2013 to 03 February 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	87.55	03-Feb-2014
High	90.63	29-Jan-2014
Low	82.87	24-Oct-2013
Start	86.84	31-Dec-2013
End	87.55	03-Feb-2014

Risk Measures

Volatility	9.99%
Sharpe Ratio	0.03
Maximum Drawdown	-7.86%
Monthly Maximum Drawdown	-0.05%
Embedded Index Fee	—

Return Statistics

Annualized Return	0.25%
Number of Positive Months	5
Number of Negative Months	8

Return

Daily Return	-1.52%
Month to Date Return	—
Quarter To Date Return	1.58%
Year To Date Return	1.58%
3 Month Return	3.49%
6 Month Return	-1.15%
1 Year Return	0.26%
3 Year Return	-28.65%
5 Year Return	-30.52%


Index Levels**
106
104
102
100
98
96
94
92
Feb 13
Apr 13
Jun 13
Aug 13
Oct 13
Dec 13
Feb 14
Selected Start Date: 02-01-2013 Selected End Date: 02-03-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	2.38	-1.70	—	—	—	—	—	—	—	—	—	—	0.82

2013	—	-1.79	-0.91	2.40	1.01	1.58	-0.38	-2.81	-1.37	-0.35	2.44	0.12	2.23

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data

Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures

Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given Index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical Index levels and not the actual Index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.80% per annum which may have a considerable impact on the level of the Index.

Return Statistics

Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the Index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return

Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to

Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before

- JP Morgan Commodity-IGAR Conditional Long-Short II Index | Index Family : J.P. Morgan Commodity IGAR

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	CMDT2CER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR Conditional Long-Short II Index is a long-short commodity index, which synthetically invests in single commodity sub indices based upon performance and consistent momentum

SUMMARY ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period 1 Year Start Date dd-mmm-yyyy End Date dd-mmm-yyyy OK

Compare with: None Reference Indices Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Commodity-IGAR Conditional Long-Short II Index	87.66	03-Feb-2014	0.26%	0.26%	5	9.99%	0.03	-7.86%	0 M -6 D

Index Levels**


106
104
102
100
98
96
94
92
Feb 13 Apr 13 Jun 13 Aug 13 Oct 13 Dec 13 Feb 14

Volatility(%)

1 M 3 M 6 M 1 Yr

Drawdown


15%
14%
13%
12%
11%
10%
9%
Feb 13 Apr 13 Jun 13 Aug 13 Oct 13 Dec 13 Feb 14

(1) Calculation descriptions

- JP Morgan Commodity-IGAR Conditional Long-Short III Index | Index Family : J.P. Morgan Commodity IGAR

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	CMDT3CER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR Conditional Long-Short III Index is a long-short commodity index, which synthetically invests in single commodity sub indices based upon performance and consistent momentum

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 01 February 2013 to 03 February 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	89.76	03-Feb-2014
High	95.45	20-Jan-2013
Low	86.36	24-Oct-2013
Start	88.55	31-Dec-2013
End	89.76	03-Feb-2014

Risk Measures

Volatility	10.28%
Sharpe Ratio	-0.06
Maximum Drawdown	-9.52%
Monthly Maximum Drawdown	-0.05%
Embedded Index Fee	---

Return Statistics

Annualized Return	-0.66%
Number of Positive Months	4
Number of Negative Months	9

Return

Daily Return	-1.51%
Month to Date Return	---
Quarter To Date Return	2.18%
Year To Date Return	2.18%
3 Month Return	1.74%
6 Month Return	-3.56%
1 Year Return	-0.66%
3 Year Return	-32.41%
5 Year Return	-34.95%


Index Levels**
108
106
104
102
100
98
96
94
Feb 13
Apr 13
Jun 13
Aug 13
Oct 13
Dec 13
Feb 14
Selected Start Date: 02-01-2013 Selected End Date: 02-03-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	2.92	-1.08	—	—	—	—	—	—	—	—	—	—	1.37

2013	—	-1.51	-0.92	3.80	0.88	2.84	-1.35	-2.71	-0.93	-1.88	0.55	-0.26	0.27

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the Index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The Index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical Index levels and not the actual Index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.80% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to

change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the Index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawndown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term

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- JP Morgan Commodity-IGAR Conditional Long-Short III Index | Index Family : J.P. Morgan Commodity IGAR

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	CMDT3CER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR Conditional Long-Short III Index is a long-short commodity index, which synthetically invests in single commodity sub indices based upon performance and consistent momentum

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period [1 Year] Start Date [dd-mmm-yyyy] End Date [dd-mmm-yyyy] OK

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(•) None ( ) Reference Indices ( ) Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Commodity-IGAR Conditional Long-Short III Index	89.78	03-Feb-2014	-0.88%	-0.88%	4	10.28%	-0.08	-9.52%	--

Index Levels**


108
106
104
102
100
98
96
94
Feb 13 Apr 13 Jun 13 Aug 13 Oct 13 Dec 13 Feb 14

Volatility(%)

( ) 1 M ( ) 3 M ( ) 6 M (•) 1 Yr

Drawdown


15%
14%
13%
12%
11%
10%
9%
Feb 13 Apr 13 Jun 13 Aug 13 Oct 13 Dec 13 Feb 14

(*) Calculation descriptions

- JP Morgan Commodity-IGAR Conditional Long-Short Index | Index Family : J.P. Morgan Commodity IGAR

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	CMDTYCER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR Conditional Long-Short Index is a long short momentum driven commodity strategy

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 01 February 2013 to 03 February 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	91.45	03-Feb-2014
High	96.41	05-Jul-2013
Low	87.65	12-Mar-2013
Start	90.07	31-Dec-2013
End	91.45	03-Feb-2014

Risk Measures

Volatility	10.40%
Sharpe Ratio	0.14
Maximum Drawdown	-8.76%
Monthly Maximum Drawdown	-0.05%
Embedded Index Fee	---


Index Levels**
110
108
106
104
102
100
98
96
Feb 13
Apr 13
Jun 13
Aug 13
Oct 13
Dec 13
Feb 14
Selected Start Date: 02-01-2013 Selected End Date: 02-03-2014

Return Statistics

Annualized Return	1.49%
Number of Positive Months	7
Number of Negative Months	6

Return

Daily Return	-1.47%
Month to Date Return	---
Quarter To Date Return	2.34%
Year To Date Return	2.34%
3 Month Return	1.79%
6 Month Return	-3.20%
1 Year Return	1.50%
3 Year Return	-36.09%
5 Year Return	-39.76%

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	3.96	-1.62	---	---	---	---	---	---	---	---	---	---	1.53

2013	---	-1.37	-0.22	4.26	0.60	2.29	-0.27	-2.84	-0.78	-1.34	0.05	0.12	2.20

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The Index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical Index levels and not the actual Index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.80% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to

change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the Index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower then the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before

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- JP Morgan Commodity-IGAR Conditional Long-Short Index | Index Family : J.P. Morgan Commodity IGAR

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	CMDTYCER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR Conditional Long-Short Index is a long short momentum driven commodity strategy

SUMMARY ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period 1 Year Start Date dd-mmm-yyyy End Date dd-mmm-yyyy OK

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None Reference Indices Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Commodity-IGAR Conditional Long-Short Index	91.45	03-Feb-2014	1.48%	1.50%	7	10.40%	0.14	-8.70%	-

Index Levels**



110
108
106
104
102
100
98
96
Feb 13 Apr 13 Jun 13 Aug 13 Oct 13 Dec 13 Feb 14

Volatility(%)

1 M 3 M 6 M 1 Yr

Drawdown



13%
12%
11%
10%
Feb 13 Apr 13 Jun 13 Aug 13 Oct 13 Dec 13 Feb 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

- JP Morgan Commodity-IGAR Conditional Long-Short JPY Index | Index Family : J.P. Morgan Commodity IGAR

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	JPY
Risk Method	None	**Bloomberg ID**	CMDTYJER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR Conditional Long-Short JPY Index is a long-short commodity index denominated in Japanese Yen, which synthetically invests in single commodity sub indices based upon performance and consistent momentum

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 01 February 2013 to 03 February 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	84.86	03-Feb-2014
High	87.59	29-Jan-2014
Low	80.22	24-Oct-2013
Start	84.03	31-Dec-2013
End	84.86	03-Feb-2014

Risk Measures

Volatility	10.04%
Sharpe Ratio	0.01
Maximum Drawdown	-7.91%
Monthly Maximum Drawdown	-0.05%
Embedded Index Fee	---

Return Statistics

Annualized Return	0.06%
Number of Positive Months	5
Number of Negative Months	8

Return

Daily Return	-1.50%
Month to Date Return	---
Quarter To Date Return	1.52%
Year To Date Return	1.52%
3 Month Return	3.42%
6 Month Return	-1.23%
1 Year Return	0.06%
3 Year Return	-28.63%
5 Year Return	-31.30%


Index Levels**
106
104
102
100
98
96
94
92
Feb 13
Apr 13
Jun 13
Aug 13
Oct 13
Dec 13
Feb 14
Selected Start Date: 02-01-2013 Selected End Date: 02-03-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	2.28	-1.70	—	—	—	—	—	—	—	—	—	—	0.74

2013	—	-1.09	-0.99	2.44	0.98	1.04	-0.44	-2.79	-1.37	-0.38	2.46	0.10	2.20

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The Index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical Index levels and not the actual Index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.80% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the Index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to

Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before

+ Expand/Collapse Index Navigation

- JP Morgan Commodity-IGAR Conditional Long-Short JPY Index | Index Family : J.P. Morgan Commodity IGAR

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	JPY
Risk Method	None	**Bloomberg ID**	CMDTYJER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR Conditional Long-Short JPY Index is a long-short commodity index denominated in Japanese Yen, which synthetically invests in single commodity sub indices based upon performance and consistent momentum

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period 1 Year Start Date dd-mmm-yyyy End Date dd-mmm-yyyy OK

Compare with None Reference Indices Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Commodity-IGAR Conditional Long-Short JPY Index	94.66	03-Feb-2014	0.06%	0.06%	6	10.04%	0.01	-7.91%	0 M -6 D


Index Levels**
106
104
102
100
98
96
94
92
Feb 13 Apr 13 Jun 13 Aug 13 Oct 13 Dec 13 Feb 14

Volatility(%)

1 M 3 M 6 M 1 Yr


Drawdown
15%
14%
13%
12%
11%
10%
9%
Feb 13 Apr 13 Jun 13 Aug 13 Oct 13 Dec 13 Feb 14

(1) Calculation descriptions

- JP Morgan Commodity-IGAR Long Only Index | Index Family : J.P. Morgan Commodity IGAR

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	CMDTYER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR Long Only Index is a long only momentum driven commodity strategy

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods — Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 01 February 2013 to 03 February 2014 — Export Current Statistics

Index Level Data

	Level	Date
Current	104.41	03-Feb-2014
High	113.29	14-Feb-2013
Low	101.85	09-Jan-2014
Start	103.28	31-Dec-2013
End	104.41	03-Feb-2014

Risk Measures

Volatility	4.88%
Sharpe Ratio	-1.56
Maximum Drawdown	-10.10%
Monthly Maximum Drawdown	-0.02%
Embedded Index Fee	---

Return Statistics

Annualized Return	-7.58%
Number of Positive Months	4
Number of Negative Months	9

Return

Daily Return	-0.38%
Month to Date Return	---
Quarter To Date Return	1.45%
Year To Date Return	1.45%
3 Month Return	1.05%
6 Month Return	-1.44%
1 Year Return	-7.62%
3 Year Return	-28.31%
5 Year Return	-8.78%


Index Levels**
102
100
98
96
94
92
90
88
Feb 13
Apr 13
Jun 13
Aug 13
Oct 13
Dec 13
Feb 14
Selected Start Date: 02-01-2013 Selected End Date: 02-03-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	1.47	-0.33	—	—	—	—	—	—	—	—	—	—	1.09
2013	—	-1.47	-0.61	-0.88	-2.24	-1.74	0.78	0.48	-1.08	-1.25	-0.45	-0.17	-8.88

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The Index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic-return calculations, logarithmic-returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical Index levels and not the actual Index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.80% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic-average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.

6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater then or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic-returns of the Index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the Index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the Index begins to decline to the first day on which the level of the Index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger then the drawndown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

- JP Morgan Commodity-IGAR Long Only Index | Index Family : J.P. Morgan Commodity IGAR

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	CMDTYER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR Long Only Index is a long only momentum driven commodity strategy

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period 1 Year Start Date dd-mmm-yyyy End Date dd-mmm-yyyy OK

Compare with

None Reference Indices Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Commodity-IGAR Long Only Index	104.41	03-Feb-2014	-7.58%	-7.62%	4	4.88%	-1.56	-10.10%	--

Index Levels**


102
100
98
96
94
92
90
88
Feb 13
Apr 13
Jun 13
Aug 13
Oct 13
Dec 13
Feb 14

Volatility(%)

1 M 3 M 6 M 1 Yr

Drawdown


7%
6.6%
6.2%
5.8%
5.4%
5%
4.6%
4.2%
Feb 13
Apr 13
Jun 13
Aug 13
Oct 13
Dec 13
Feb 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

- JP Morgan Commodity-IGAR Long-Short EURO Index | Index Family : J.P. Morgan Commodity IGAR

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	CMDTEUER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR Long-Short EURO Index is a long-short commodity index denominated in Euro, which synthetically invests in single commodity sub indices based upon performance and consistent momentum

SUMMARY | ANALYSIS & COMPARISONS

View and Filter Report for Various Time Periods — Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 01 February 2013 to 03 February 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	74.83	03-Feb-2014
High	79.21	20-Jun-2013
Low	71.82	24-Oct-2013
Start	73.61	31-Dec-2013
End	74.83	03-Feb-2014

Risk Measures

Volatility	10.33%
Sharpe Ratio	0.27
Maximum Drawdown	-9.33%
Monthly Maximum Drawdown	-0.85%
Embedded Index Fee	—

Return Statistics

Annualized Return	2.78%
Number of Positive Months	6
Number of Negative Months	7

Return

Daily Return	-1.53%
Month to Date Return	—
Quarter To Date Return	2.19%
Year To Date Return	2.19%
3 Month Return	1.78%
6 Month Return	-3.56%
1 Year Return	2.79%
3 Year Return	-30.30%
5 Year Return	-42.98%


Index Levels**
112
110
108
106
104
102
100
98
96
Feb 13
Apr 13
Jun 13
Aug 13
Oct 13
Dec 13
Feb 14
Selected Start Date: 02-01-2013 Selected End Date: 02-03-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	2.95	-1.66	—	—	—	—	—	—	—	—	—	—	1.38
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The Index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical Index levels and not the actual Index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.80% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index

will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the Index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calender months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calender months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above
Drawdown: Reflects the percentage change in each Index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may

- JP Morgan Commodity-IGAR Long-Short EURO Index | Index Family : J.P. Morgan Commodity IGAR

Return to List Page | Indices Home

Asset Class	Commodity	Region	Multi Region	Strategy Style	Momentum	Strategy Type	Alternative Beta	Currency	USD
Risk Method	None	Bloomberg ID	CMDTEUER	Reuters ID		Core Index	No		

Description: JP Morgan Commodity-IGAR Long-Short EURO Index is a long-short commodity index denominated in Euro, which synthetically invests in single commodity sub indices based upon performance and consistent momentum

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with: (•) None ( ) Reference Indices ( ) Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Commodity-IGAR Long-Short EURO Index	74.63	03-Feb-2014	2.78%	2.79%	8	10.33%	0.27	-9.33%	--

Index Levels**


112
110
108
106
104
102
100
98
96
Feb 13 Apr 13 Jun 13 Aug 13 Oct 13 Dec 13 Feb 14

Volatility(%)

( ) 1M ( ) 3M ( ) 6M (•) 1Yr

Drawdown


15%
14%
13%
12%
11%
10%
9%
Feb 13 Apr 13 Jun 13 Aug 13 Oct 13 Dec 13 Feb 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

- JP Morgan Commodity-IGAR Long-Short II Index | Index Family : J.P. Morgan Commodity IGAR

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	CMDT2SER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR Long-Short II Index is a long-short commodity index, which synthetically invests in single commodity sub indices based upon performance and consistent momentum

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 01 February 2013 to 03 February 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	80.56	03-Feb-2014
High	83.50	20-Jun-2013
Low	75.91	24-Oct-2013
Start	78.92	31-Dec-2013
End	80.56	03-Feb-2014

Risk Measures

Volatility	10.37%
Sharpe Ratio	0.48
Maximum Drawdown	-9.09%
Monthly Maximum Drawdown	-0.06%
Embedded Index Fee	---

Return Statistics

Annualized Return	4.95%
Number of Positive Months	6
Number of Negative Months	7

Return

Daily Return	-1.50%
Month to Date Return	---
Quarter To Date Return	2.05%
Year To Date Return	2.05%
3 Month Return	3.95%
6 Month Return	-2.13%
1 Year Return	4.98%
3 Year Return	-28.13%
5 Year Return	-39.48%


Index Levels**
110
108
106
104
102
100
98
96
Feb 13
Apr 13
Jun 13
Aug 13
Oct 13
Dec 13
Feb 14
Selected Start Date: 02-01-2013 Selected End Date: 02-03-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	3.61	-1.64	---	---	---	---	---	---	---	---	---	---	2.06
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

2013	---	-0.14	-0.02	3.83	1.05	2.84	-0.26	-3.69	-1.01	-1.26	1.78	-0.02	4.24

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The Index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.80% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to

change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term

- JP Morgan Commodity-IGAR Long-Short II Index | Index Family : J.P. Morgan Commodity IGAR

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	CMDT2SER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR Long-Short II Index is a long-short commodity index, which synthetically invests in single commodity sub indices based upon performance and consistent momentum

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period 1 Year Start Date dd-mmm-yyyy End Date dd-mmm-yyyy OK

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None Reference Indices Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Commodity-IGAR Long-Short II Index	80.55	03-Feb-2014	4.96%	4.98%	6	10.37%	0.48	-9.09%	--

Index Levels**


110
108
106
104
102
100
98
96
Feb 13 Apr 13 Jun 13 Aug 13 Oct 13 Dec 13 Feb 14

Volatility(%)

1 M 3 M 6 M 1 Yr

Drawdown


15%
14%
13%
12%
11%
10%
9%
Feb 13 Apr 13 Jun 13 Aug 13 Oct 13 Dec 13 Feb 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

+ Expand/Collapse Index Navigation

- JP Morgan Commodity-IGAR Long-Short Index | Index Family : J.P. Morgan Commodity IGAR

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	CMDTLSER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR Long-Short Index is a long short momentum driven commodity strategy

SUMMARY | ANALYSIS & COMPARISONS

View and Filter Report for Various Time Periods Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	82.95	31-Jan-2014
High	86.58	05-Jul-2013
Low	79.07	24-Oct-2013
Start	80.66	31-Dec-2013
End	82.95	31-Jan-2014

Risk Measures

Volatility	10.52%
Sharpe Ratio	0.14
Maximum Drawdown	-8.67%
Monthly Maximum Drawdown	-4.65%
Embedded Index Fee	---

Return Statistics

Annualized Return	3.59%
Number of Positive Months	7
Number of Negative Months	6

Return

Daily Return	-1.81%
Month to Date Return	---
Quarter To Date Return	3.68%
Year To Date Return	3.68%
3 Month Return	2.71%
6 Month Return	-2.24%
1 Year Return	3.52%
3 Year Return	-33.33%
5 Year Return	-45.67%


Index Levels**
110
108
106
104
102
100
98
96
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	2.84	-0.18	—	—	—	—	—	—	—	—	—	—	2.84
2013	1.10	0.24	-0.12	4.41	-0.39	2.22	-0.39	-0.70	-1.00	-1.12	0.04	-0.20	1.89

(1) Calculation descriptions

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the index. The level of the index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical backtested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 6.95% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical,

1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the Index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the Index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or

would have operated in the past in a manner consistent with these materials. The hypothetical, backtested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, backtested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

J.P. Morgan | Terms of Use | Disclosures | Privacy Policy | Mobile | Feedback
Copyright © 2012, 2014 JPMorgan Chase & Co. All Rights Reserved

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- JP Morgan Commodity-IGAR Long-Short Index | Index Family : J.P. Morgan Commodity IGAR

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	CMDTLSER	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Commodity-IGAR Long-Short Index is a long short momentum driven commodity strategy

SUMMARY | ANALYSIS & COMPARISONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

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(•) None ( ) Reference Indices ( ) Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Commodity-IGAR Long-Short Index	82.98	31-Jan-2014	3.89%	3.89%	7	10.62%	0.34	-8.67%	--

Index Levels**


110
108
106
104
102
100
98
96
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

Volatility(%)

( ) 1M ( ) 3M ( ) 6M (•) 1Yr

Drawdown


100%
80%
60%
40%
20%
0%

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

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- JPMorgan Commodity-IGAR EURO Conditional Long-Short Total Return Index | Index Family : J.P. Morgan Commodity IGAR

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	EUR
Risk Method	None	**Bloomberg ID**	CMDTECTR	**Reuters ID**		**Core Index**	No		

Description: JPMorgan Commodity-IGAR EURO Conditional Long-Short Total Return Index is a long-short commodity index denominated in Euro, which synthetically invests in single commodity sub indices based upon performance and consistent momentum.

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mm-yyyy | End Date: dd-mm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	99.46	31-Jan-2014
High	101.40	29-Jan-2014
Low	91.75	12-Mar-2013
Start	95.39	31-Dec-2013
End	99.46	31-Jan-2014

Risk Measures

Volatility	10.92%
Sharpe Ratio	0.68
Maximum Drawdown	-7.99%
Monthly Maximum Drawdown	-8.95%
Embedded Index Fee	---

Return Statistics

Annualized Return	6.90%
Number of Positive Months	7
Number of Negative Months	6

Return

Daily Return	-1.01%
Month to Date Return	---
Quarter To Date Return	5.18%
Year To Date Return	5.18%
3 Month Return	5.64%
6 Month Return	0.62%
1 Year Return	5.67%
3 Year Return	-20.71%
5 Year Return	-32.45%



Index Levels**
110
108
106
104
102
100
98
96
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	4.27	-0.11	---	---	---	---	---	---	---	---	---	---	4.27
2013	1.31	-1.49	0.44	3.34	0.07	2.58	-0.21	-2.89	-1.00	-1.07	1.25	-0.02	3.59

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the index. There is no guarantee that the index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the index. The level of the index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical backtested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.69% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical

1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or

would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

J.P. Morgan | Terms of Use | Disclosures | Privacy Policy | Mobile | Feedback
Copyright © 2012, 2014 JPMorgan Chase & Co. All Rights Reserved

- JPMorgan Commodity-IGAR EURO Conditional Long-Short Total Return Index | Index Family : J.P. Morgan Commodity IGAR

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	EUR
Risk Method	None	**Bloomberg ID**	CIIDTECTR	**Reuters ID**		**Core Index**	No		

Description: JPMorgan Commodity-IGAR EURO Conditional Long-Short Total Return Index is a long-short commodity index denominated in Euro, which synthetically invests in single commodity sub indices based upon performance and consistent momentum.

SUMMARY | ANALYSIS & COMPARISONS

View and Filter Report for Various Time Periods
Time Period: 1 Year Start Date: dd-mmm-yyyy End Date: dd-mmm-yyyy OK

Compare with: None Reference Indices Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JPMorgan Commodity-IGAR EURO Conditional Long-Short Total Return Index	99.46	31-Jan-2014	6.00%	6.00%	7	10.02%	0.60	-7.00%	3 M 8 D

Index Levels**


110
108
106
104
102
100
98
96
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

Volatility(%)
1M 3M 6M 1Yr

Drawdown


15%
14%
13%
12%
11%
10%
9%
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

(1) Calculation descriptions

JPMorgan Commodity-IGAR EURO Long Only Total Return Index | Index Family : J.P. Morgan Commodity IGAR

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	EUR
Risk Method	None	**Bloomberg ID**	CHDTYETR	**Reuters ID**		**Core Index**	No		

Description: JPMorgan Commodity-IGAR EURO Long Only Total Return Index is a long only momentum driven commodity strategy denominated in Euro

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods — Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	96.42	31-Jan-2014
High	101.89	14-Feb-2013
Low	93.55	12-Nov-2013
Start	94.19	31-Dec-2013
End	96.42	31-Jan-2014

Risk Measures

Volatility	4.96%
Sharpe Ratio	-0.97
Maximum Drawdown	-8.18%
Monthly Maximum Drawdown	-0.02%
Embedded Index Fee	---

Return Statistics

Annualized Return	-4.82%
Number of Positive Months	5
Number of Negative Months	8

Return

Daily Return	-0.45%
Month to Date Return	---
Quarter To Date Return	2.74%
Year To Date Return	2.74%
3 Month Return	2.84%
6 Month Return	0.24%
1 Year Return	-5.11%
3 Year Return	-24.41%
5 Year Return	-9.21%


Index Levels**
102
100
98
96
94
92
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	2.37	0.09	---	---	---	---	---	---	---	---	---	---	2.37
2013	1.80	-1.49	-0.68	-0.97	-1.80	-1.00	0.47	1.18	-1.39	-1.38	-0.30	-0.03	-5.25

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.50% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months][full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.

6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have assessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the Index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the Index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months][full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not an an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the Index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each Index during the specified timeframe. Each Index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical

circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

- JPMorgan Commodity-IGAR EURO Long Only Total Return Index | Index Family : J.P. Morgan Commodity IGAR

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	EUR
Risk Method	None	**Bloomberg ID**	CMDTYETR	**Reuters ID**		**Core Index**	No		

Description: JPMorgan Commodity-IGAR EURO Long Only Total Return Index is a long only momentum driven commodity strategy denominated in Euro

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with: ◉ None ○ Reference Indices ○ Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JPMorgan Commodity-IGAR EURO Long Only Total Return Index	96.42	31-Jan-2014	-4.82%	-4.82%	5	4.95%	-8.97	-0.18%	--

Index Levels**


102
100
98
96
94
92
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

Volatility(%)

○ 1 M ○ 3 M ○ 6 M ◉ 1 Yr

Drawdown


7.8%
7.4%
7%
6.6%
6.2%
5.8%
5.4%
5%
4.6%
4.2%
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

(*) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

- JPMorgan Core Commodity-IGAR Conditional Long-Short Index | Index Family : J.P. Morgan Commodity IGAR

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	CMDUYCER	**Reuters ID**		**Core Index**	No		

Description: JPMorgan Core Commodity-IGAR Conditional Long-Short Index is a long-short commodity index, which synthetically invests in single commodity sub indices based upon performance and consistent momentum

SUMMARY | ANALYSIS & COMPARISONS

View and Filter Report for Various Time Periods — Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	69.63	31-Jan-2014
High	70.78	29-Jan-2014
Low	62.67	27-Mar-2013
Start	67.65	31-Dec-2013
End	69.63	31-Jan-2014

Risk Measures

Volatility	13.30%
Sharpe Ratio	0.59
Maximum Drawdown	-9.15%
Monthly Maximum Drawdown	-8.80%
Embedded Index Fee	---

Return Statistics

Annualized Return	7.86%
Number of Positive Months	9
Number of Negative Months	4

Return

Daily Return	-0.49%
Month to Date Return	---
Quarter To Date Return	3.78%
Year To Date Return	3.78%
3 Month Return	6.03%
6 Month Return	0.13%
1 Year Return	7.46%
3 Year Return	-28.79%
5 Year Return	-38.18%


Index Levels**
112
110
108
106
104
102
100
98
96
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	2.81	0.78	---	---	---	---	---	---	---	---	---	---	2.81
2013	2.80	-1.87	0.83	3.87	3.17	3.48	0.80	-0.88	-0.08	0.04	2.19	1.27	8.18

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the index. The level of the index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the index are reduced by a daily adjustment factor of 6.69% per annum which may have a considerable impact on the level of the index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, [illegible]

historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the Index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
3Y Return: The 3 Year Return is the trailing return of index over the past 3 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 3 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months][full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (866) 535-9248.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be

would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	CMDUYCER	**Reuters ID**		**Core Index**	No		

Description: JPMorgan Core Commodity-IGAR Conditional Long-Short Index is a long-short commodity index, which synthetically invests in single commodity sub indices based upon performance and consistent momentum

SUMMARY | ANALYSIS & COMPARISIONS

View and filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with: None | Reference Indices | Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JPMorgan Core Commodity-IGAR Conditional Long-Short Index	69.63	31-Jan-2014	7.85%	7.86%	9	13.26%	0.59	-9.15%	8 M-5 D

Index Levels**


112
110
108
106
104
102
100
98
96
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

Volatility(%)

1 M | 3 M | 6 M | 1 Yr

Drawdown


17%
16%
15%
14%
13%
12%
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.

- JPMorgan Core Commodity-IGAR Long Only Index | Index Family : J.P. Morgan Commodity IGAR

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	CIIDUYER	**Reuters ID**		**Core Index**	No		

Description: JPMorgan Core Commodity-IGAR Long Only Index is a long only momentum driven commodity strategy

SUMMARY | ANALYSIS & COMPARISONS

View and Filter Report for Various Time Periods

Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	90.92	31-Jan-2014
High	100.84	15-Feb-2013
Low	89.18	07-Nov-2013
Start	90.49	31-Dec-2013
End	90.92	31-Jan-2014

Risk Measures

Volatility	6.60%
Sharpe Ratio	1.10
Maximum Drawdown	-11.50%
Monthly Maximum Drawdown	-6.63%
Embedded Index Fee	---

Return Statistics

Annualized Return	-9.23%
Number of Positive Months	7
Number of Negative Months	6

Return

Daily Return	-0.64%
Month to Date Return	---
Quarter To Date Return	0.87%
Year To Date Return	0.87%
3 Month Return	1.57%
6 Month Return	-1.56%
1 Year Return	-8.57%
3 Year Return	-22.27%
5 Year Return	-4.44%


Index Levels**
102
100
98
96
94
92
90
88
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	0.40	-0.17	---	---	---	---	---	---	---	---	---	---	0.40
2013	3.41	-1.98	-1.41	-2.09	-1.83	-1.66	3.59	3.55	-2.73	-0.04	-0.42	0.89	-8.55

(i) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to assess the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.50% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.

2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given Index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate.

Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

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JPMorgan Core Commodity-IGAR Long Only Index | Index Family : J.P. Morgan Commodity IGAR

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	CIRDUYER	**Reuters ID**		**Core Index**	No		

Description: JPMorgan Core Commodity-IGAR Long Only Index is a long only momentum driven commodity strategy

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with: None | Reference Indices | Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JPMorgan Core Commodity-IGAR Long Only Index	98.92	31-Jan-2014	-8.23%	-8.23%	7	6.60%	-1.40	-11.56%	--

Index Levels**



102
100
98
96
94
92
90
88
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

Volatility(%)

1M | 3M | 6M | 1Y

Drawdown



11%
10%
9%
8%
7%
6%
5%
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past

- JPMorgan Core Commodity-IGAR Long-Short Index | Index Family : J.P. Morgan Commodity IGAR

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	CIKDULSER	**Reuters ID**		**Core Index**	No		

Description: JPMorgan Core Commodity-IGAR Long-Short Index is a long short momentum driven commodity strategy

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	74.68	31-Jan-2014
High	75.68	29-Jan-2014
Low	66.68	27-Mar-2013
Start	73.11	31-Dec-2013
End	74.68	31-Jan-2014

Risk Measures

Volatility	13.18%
Sharpe Ratio	0.57
Maximum Drawdown	-8.67%
Monthly Maximum Drawdown	-8.88%
Embedded Index Fee	---

Return Statistics

Annualized Return	6.88%
Number of Positive Months	8
Number of Negative Months	5

Return

Daily Return	-0.49%
Month to Date Return	---
Quarter To Date Return	2.39%
Year To Date Return	2.39%
3 Month Return	5.53%
6 Month Return	0.44%
1 Year Return	6.81%
3 Year Return	-22.26%
5 Year Return	-30.41%


Index Levels**
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	1.22	0.80	---	---	---	---	---	---	---	---	---	---	1.22
2013	2.77	-0.58	-1.75	3.01	1.28	4.32	-0.31	-5.06	-6.08	0.71	2.67	1.51	6.51

(*) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the index. The level of the index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical backtested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical Index levels and not the actual Index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.80% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the Index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.

historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such

would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such
hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

J.P. Morgan | Terms of Use | Disclosures | Privacy Policy | Mobile | Feedback
Copyright © 2012, 2014 JPMorgan Chase & Co. All Rights Reserved

+ Expand/Collapse Index Navigation

- JPMorgan Core Commodity-IGAR Long-Short Index | Index Family : J.P. Morgan Commodity IGAR

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	New	**Bloomberg ID**	CIIDULSER	**Reuters ID**		**Core Index**	No		

Description: JPMorgan Core Commodity-IGAR Long-Short Index is a long short momentum driven commodity strategy

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mm-yyyy | End Date: dd-mm-yyyy | OK

Compare with

(•) None ( ) Reference Indices ( ) Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JPMorgan Core Commodity-IGAR Long-Short Index	74.60	31-Jan-2014	6.89%	6.88%	8	13.16%	0.52	-6.67%	8 M-5 D

Index Levels**


110
108
106
104
102
100
98
96
94
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

Volatility(%)

( ) 1 M ( ) 3 M ( ) 6 M (•) 1 Yr

Drawdown


17%
16%
15%
14%
13%
12%
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past

+ Expand/Collapse Index Navigation

- JPMorgan Quattro Alpha Core Commodity-IGAR Conditional Long-Short Index | Index Family : J.P. Morgan Commodity IGAR

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	YAJPCCLS	**Reuters ID**		**Core Index**	No		

Description: JPMorgan Quattro Alpha Core Commodity-IGAR Conditional Long-Short Index is a long-short commodity index, which synthetically invests in single commodity sub indices based upon performance and consistent momentum

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods | Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mm-yyyy | End Date: dd-mm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	72.24	31-Jan-2014
High	75.22	05-Aug-2013
Low	66.60	22-Mar-2013
Start	70.34	31-Dec-2013
End	72.24	31-Jan-2014

Risk Measures

Volatility	13.52%
Sharpe Ratio	0.38
Maximum Drawdown	-9.35%
Monthly Maximum Drawdown	-3.38%
Embedded Index Fee	---

Return Statistics

Annualized Return	5.14%
Number of Positive Months	8
Number of Negative Months	5

Return

Daily Return	-0.48%
Month to Date Return	---
Quarter To Date Return	3.67%
Year To Date Return	3.67%
3 Month Return	3.58%
6 Month Return	-2.88%
1 Year Return	4.74%
3 Year Return	-29.22%
5 Year Return	-37.25%


Index Levels**
112
110
108
106
104
102
100
98
96
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	2.70	0.60	---	---	---	---	---	---	---	---	---	---	2.70
2013	2.86	-1.89	0.61	3.57	0.85	3.04	0.56	-0.69	0.01	0.60	-1.29	1.15	5.43

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the index. The level of the index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical backtested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.85% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.

historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
3Y Return: The 3 Year Return is the trailing return of index over the past 3 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 3 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the Index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the Index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the Index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the Index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the Index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the Index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in the hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be

obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

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♦ Expand/Collapse Index Navigation

- JPMorgan Quattro Alpha Core Commodity-IGAR Conditional Long-Short Index | Index Family : J.P. Morgan Commodity IGAR

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Momentum	**Strategy Type**	Alternative Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	YAJPCCLS	**Reuters ID**		**Core Index**	No		

Description: JPMorgan Quattro Alpha Core Commodity-IGAR Conditional Long-Short Index is a long-short commodity index, which synthetically invests in single commodity sub indices based upon performance and consistant momentum

SUMMARY | **ANALYSIS & COMPARISIONS**

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with ◉ None ○ Reference Indices ○ Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JPMorgan Quattro Alpha Core Commodity-IGAR Conditional Long-Short Index	72.24	31-Jan-2014	5.14%	5.14%	9	10.62%	0.08	-0.05%	--

Index Levels**


112
110
108
106
104
102
100
98
96
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

Volatility(%)

○ 1M ○ 3M ○ 6M ◉ 1Yr

Drawdown


17%
16%
15%
14%
13%
12%
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

Contag Beta DJUBS | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Carry	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	Multiple Method	**Bloomberg ID**	JCTABDJE	**Reuters ID**		**Core Index**	Yes		

Description: A benchmark-weighted commodities index that attempts to mitigate negative roll yield in contango and maximize positive roll yield in backwardation through a dynamic, enhanced contract selection methodology

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	282.15	31-Jan-2014
High	327.25	05-Feb-2013
Low	277.95	09-Jan-2014
Start	289.23	31-Dec-2013
End	282.15	31-Jan-2014

Risk Measures

Volatility	9.14%
Sharpe Ratio	-1.47
Maximum Drawdown	-15.96%
Monthly Maximum Drawdown	-9.95%
Embedded Index Fee	---

Return Statistics

Annualized Return	-13.48%
Number of Positive Months	7
Number of Negative Months	6

Return

Daily Return	6.17%
Month to Date Return	---
Quarter To Date Return	-6.97%
Year To Date Return	-6.97%
3 Month Return	-1.44%
6 Month Return	-1.98%
1 Year Return	-13.78%
3 Year Return	-23.24%
5 Year Return	23.64%


Index Levels**
102
100
98
96
94
92
90
88
86
84
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-1.08	-0.28	---	---	---	---	---	---	---	---	---	---	-1.08
2013	1.46	-4.65	-0.28	-2.34	-1.17	-4.36	1.36	2.62	-2.31	-0.99	-1.33	3.97	-11.16

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the index. There is no guarantee that the index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the index. The level of the index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical backtested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the index are reduced by a daily adjustment factor of 0.50% per annum which may have a considerable impact on the level of the index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months][full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the index. The Number of Negative Months during the term of a financial instrument linked to the performance of the index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3-month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6-month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.

1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the Index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the Index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the Index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the Index begins to decline to the first day on which the level of the Index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or

would have operated in the past in a manner consistent with these materials. The hypothetical, backtested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, backtested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

J.P. Morgan | Terms of Use | Disclosures | Privacy Policy | Mobile | Feedback
Copyright © 2012, 2014 JPMorgan Chase & Co. All Rights Reserved

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- Contag Beta DJUBS | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Carry	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	Multiple Method	**Bloomberg ID**	JCTABDJE	**Reuters ID**		**Core Index**	Yes		

Description: A benchmark-weighted commodities index that attempts to mitigate negative roll yield in contango and maximize positive roll yield in backwardation through a dynamic, enhanced contract selection methodology

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with

(•) None ( ) Reference Indices ( ) Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
Contag Beta DJUBS	282.10	31-Jan-2014	-13.40%	-13.40%	7	9.14%	-1.47	-15.00%	--

Index Levels**


100
98
96
94
92
90
88
86
84
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

Volatility(%)

( ) 1 M ( ) 3 M ( ) 6 M (•) 1 Yr

Drawdown


12.2%
11.8%
11.4%
11%
10.6%
10.2%
9.8%
9.4%
9%
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

JP Morgan Contag Beta Light Energy Total Return Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABLET	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Light Energy Total Return Index is a total return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and as an enhanced return relative to other commodity benchmark indices.

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods — Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014 — Export Current Statistics

Index Level Data

	Level	Date
Current	348.84	31-Jan-2014
High	390.85	01-Feb-2013
Low	338.84	09-Jan-2014
Start	347.38	31-Dec-2013
End	348.84	31-Jan-2014

Risk Measures

Volatility	8.95%
Sharpe Ratio	-1.41
Maximum Drawdown	-13.51%
Monthly Maximum Drawdown	-6.65%
Embedded Index Fee	—

Return Statistics

Annualized Return	-12.84%
Number of Positive Months	6
Number of Negative Months	7

Return

Daily Return	-0.23%
Month to Date Return	—
Quarter To Date Return	-1.36%
Year To Date Return	-1.36%
3 Month Return	-3.42%
6 Month Return	-3.57%
1 Year Return	-13.00%
3 Year Return	-18.76%
5 Year Return	29.42%


Index Levels**
100%
80%
60%
40%
20%
0%

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-2.11	-0.46	—	—	—	—	—	—	—	—	—	—	-2.11
2013	3.04	-4.84	-0.71	-2.90	-0.78	-2.46	2.06	2.17	-1.90	-0.82	-1.88	0.28	-8.90

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The Index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.69% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical,

historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months][full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be

obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, backtested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, backtested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

Copyright © 2012, 2014 JPMorgan Chase & Co. All Rights Reserved

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JP Morgan Contag Beta Light Energy Total Return Index | Index Family : J.P. Morgan Contag

Return to Last Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABLET	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Light Energy Total Return Index is a total return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd/mm/yyyy | End Date: dd/mm/yyyy | OK

Compare with: None | Reference Indices | Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Light Energy Total Return Index	340.04	31-Jan-2014	-12.04%	-12.04%	5	9.30%	-1.41	-13.51%	--

Index Levels**


100
98
96
94
92
90
88
86
84
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

Volatility(%)

1 M | 3 M | 6 M | 1 Yr

Drawdown


12%
11%
10%
9%
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Carry	**Strategy Type**	Alpha	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTAAFEE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Alpha Full Energy Index is an excess return commodity index, that utilises long-short strategy with long leg comprising of Contag Beta and Short Leg comprising of S&P GSCI with volatility matching

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014 Export Current Statistics

Index Level Data

	Level	Date
Current	274.86	31-Jan-2014
High	278.12	06-Jan-2014
Low	273.73	19-Jul-2013
Start	277.61	31-Dec-2013
End	274.86	31-Jan-2014

Risk Measures

Volatility	1.83%
Sharpe Ratio	-0.53
Maximum Drawdown	-1.85%
Monthly Maximum Drawdown	-0.82%
Embedded Index Fee	---

Return Statistics

Annualized Return	-0.97%
Number of Positive Months	5
Number of Negative Months	8

Return

Daily Return	0.95%
Month to Date Return	---
Quarter To Date Return	-1.35%
Year To Date Return	-1.35%
3 Month Return	-1.39%
6 Month Return	-0.47%
1 Year Return	-1.11%
3 Year Return	-3.31%
5 Year Return	0.35%



Index Levels**
101
100.6
100.2
99.8
99.4
99
98.6
98.2
97.8
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-0.88	-0.30	---	---	---	---	---	---	---	---	---	---	-0.88
2013	-0.62	-0.07	-0.36	0.30	0.40	-0.43	-0.07	0.35	0.02	0.86	-0.01	-0.40	-0.81

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The Index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical backtested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.85% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months][full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.

[illegible]
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months][full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the Index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: [illegible] level it had at the beginning of the decline.[ ][This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be [illegible]

[illegible] would have operated in the past in a manner consistent with these materials. The hypothetical, backtested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, backtested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

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JP Morgan Contag Alpha Full Energy Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Carry	**Strategy Type**	Alpha	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTAAFEE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Alpha Full Energy Index is an excess return commodity index, that utilises long-short strategy with long leg comprising of Contag Beta and Short Leg comprising of S&P GSCI with volatility matching

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with

(•) None ( ) Reference Indices ( ) Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Alpha Full Energy Index	274.80	31-Jan-2014	-0.97%	-0.97%	5	1.83%	-0.53	-1.90%	0 M -23 D

Index Levels**


101
100.6
100.2
99.8
99.4
99
98.6
98.2
97.8
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

Volatility(%)

( ) 1 M ( ) 3 M ( ) 6 M (•) 1 Yr

Drawdown


1.86%
1.82%
1.78%
1.74%
1.7%
1.66%
1.62%
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

JP Morgan Contag Alpha Full Energy Index | Index Family : J.P. Morgan Contag

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Carry	**Strategy Type**	Alpha	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTEAFEE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Alpha Full Energy Index is an excess return commodity index, that utilises long-short strategy with long leg comprising of Contag Beta and Short Leg comprising of S&P GSCI with volatility matching

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Export Complete Index History

Select Time Period: 1 Year | Start Date: dd mmm yyyy | End Date: dd mmm yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	228.82	31-Jan-2014
High	233.57	13-Feb-2013
Low	227.91	30-Jan-2014
Start	230.50	31-Dec-2013
End	228.82	31-Jan-2014

Risk Measures

Volatility	1.82%
Sharpe Ratio	-1.06
Maximum Drawdown	-2.42%
Monthly Maximum Drawdown	-0.82%
Embedded Index Fee	---

Return Statistics

Annualized Return	-1.94%
Number of Positive Months	4
Number of Negative Months	9

Return

Daily Return	0.05%
Month to Date Return	---
Quarter To Date Return	-1.43%
Year To Date Return	-1.43%
3 Month Return	-1.64%
6 Month Return	-0.96%
1 Year Return	-2.07%
3 Year Return	-6.18%
5 Year Return	1.28%


Index Levels**
101
100.6
100.2
99.8
99.4
99
98.6
98.2
97.8
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-1.07	-0.31	---	---	---	---	---	---	---	---	---	---	-1.37
2013	-0.71	-0.14	-0.48	0.21	0.18	-0.60	-0.48	0.11	-0.08	0.88	-0.09	-0.48	-1.87

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the index. There is no guarantee that the index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the index. The level of the index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical backtested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
[illegible] Index Fee: The levels of the index are reduced by a daily adjustment factor of a [illegible] per annum which may have a considerable impact on the level of the index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the index. The Number of Negative Months during the term of a financial instrument linked to the performance of the index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
[illegible]

1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or

would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

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- JP Morgan Contag Alpha Full Energy Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	Region	Multi Region	Strategy Style	Carry	Strategy Type	Alpha	Currency	USD
Risk Method	None	Bloomberg ID	JCTBAFEE	Reuters ID		Core Index	No		

Description: JP Morgan Contag Alpha Full Energy Index is an excess return commodity index, that utilises long-short strategy with long leg comprising of Contag Beta and Short Leg comprising of S&P GSCI with volatility matching

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

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None | Reference Indices | Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Alpha Full Energy Index	228.02	31-Jan-2014	-1.94%	-1.94%	4	1.82%	-1.08	-2.42%	--

Index Levels**


101
100.6
100.2
99.8
99.4
99
98.6
98.2
97.8
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

Volatility(%)

1 M | 3 M | 6 M | 1 Yr

Drawdown


1.82%
1.78%
1.74%
1.7%
1.66%
1.62%
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

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JP Morgan Contag Alpha Light Energy Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Carry	**Strategy Type**	Alpha	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTAALEE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Alpha Light Energy index is an excess return commodity index, that utilises long-short strategy with long leg comprising of Contag Beta LE and Short Leg comprising of S&P GSCI LE with volatility matching

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	212.89	31-Jan-2014
High	217.19	04-Apr-2013
Low	212.89	30-Jan-2014
Start	215.85	31-Dec-2013
End	212.89	31-Jan-2014

Risk Measures

Volatility	1.74%
Sharpe Ratio	-0.93
Maximum Drawdown	-1.98%
Monthly Maximum Drawdown	-0.01%
Embedded Index Fee	---

Return Statistics

Annualized Return	-1.40%
Number of Positive Months	4
Number of Negative Months	9

Return

Daily Return	0.00%
Month to Date Return	---
Quarter To Date Return	-1.21%
Year To Date Return	-1.21%
3 Month Return	-1.47%
6 Month Return	-1.89%
1 Year Return	-1.76%
3 Year Return	-3.85%
5 Year Return	3.88%


Index Levels**
101
100.6
100.2
99.8
99.4
99
98.6
98.2
97.8
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-1.00	-0.28	---	---	---	---	---	---	---	---	---	---	-1.00
2013	-0.77	-0.48	-0.18	0.94	0.20	-0.80	-0.19	-0.08	0.01	0.53	-0.32	-0.14	-1.39

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

"" - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.93% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.

1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
3Y Return: The 3 Year Return is the trailing return of index over the past 3 year period ending in the last trading day immediately preceding the date, and is not annualized. The 3 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months][full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the Index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub-period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(3) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or

would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments.

J.P. Morgan | Terms of Use | Disclosures | Privacy Policy | Mobile | Feedback
Copyright © 2012, 2014 JPMorgan Chase & Co. All Rights Reserved

+ Expand/Collapse Index Navigation

- JP Morgan Contag Alpha Light Energy Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Carry	**Strategy Type**	Alpha	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTAALEE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Alpha Light Energy Index is an excess return commodity index, that utilises long-short strategy with long leg comprising of Contag Beta LE and Short Leg comprising of S&P GSCI LE with volatility matching

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mm-yyyy | End Date: dd-mm-yyyy | OK

Compare with: None | Reference Indices | Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Alpha Light Energy Index	212.88	31-Jan-2014	-1.62%	-1.62%	4	1.74%	-0.93	-1.56%	–

Index Levels**


101
100.6
100.2
99.8
99.4
99
98.6
98.2
97.8
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

Volatility(%)

1 M | 3 M | 6 M | 1 Y

Drawdown


2.5%
2.4%
2.3%
2.2%
2.1%
2%
1.9%
1.8%
1.7%
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

+ Expand/Collapse Index Navigation

- JP Morgan Contag Alpha Light Energy Index | Index Family : J.P. Morgan Contag

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Carry	**Strategy Type**	Alpha	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTBALEE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Alpha Light Energy Index is an excess return commodity index, that utilises long-short strategy with long leg comprising of Contag Beta and Short Leg comprising of S&P GSCI with volatility matching

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mm-yyyy | End Date: dd-mm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	176.61	31-Jan-2014
High	181.73	14-Feb-2013
Low	176.61	31-Jan-2014
Start	178.55	31-Dec-2013
End	176.61	31-Jan-2014

Risk Measures

Volatility	1.74%
Sharpe Ratio	-1.40
Maximum Drawdown	-2.81%
Monthly Maximum Drawdown	-4.61%
Embedded Index Fee	—

Return Statistics

Annualized Return	-2.58%
Number of Positive Months	3
Number of Negative Months	16

Return

Daily Return	-0.80%
Month to Date Return	—
Quarter To Date Return	-1.29%
Year To Date Return	-1.29%
3 Month Return	-1.71%
6 Month Return	-1.57%
1 Year Return	-2.71%
3 Year Return	-5.86%
5 Year Return	-1.84%


Index Levels**
102
101
100
99
98
97
96
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-1.09	-0.27	—	—	—	—	—	—	—	—	—	—	-1.09
2013	-0.98	-0.58	-0.25	0.45	0.12	-0.57	-0.28	-0.16	-0.07	0.45	-0.40	-0.23	-2.18

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

"" - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the index. There is no guarantee that the index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the index. The level of the index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical backtested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the index are reduced by a daily adjustment factor of 0.50% per annum which may have a considerable impact on the level of the index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the index. The Number of Negative Months during the term of a financial instrument linked to the performance of the index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.

1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the index. The performance of the index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or [illegible] would have operated in the past in a manner consistent with these materials. The hypothetical, backtested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, backtested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

J.P. Morgan | Terms of Use | Disclosures | Privacy Policy | Mobile | Feedback Copyright © 2012, 2014 JPMorgan Chase & Co. All Rights Reserved

- JP Morgan Contag Alpha Light Energy Index | Index Family : J.P. Morgan Contag

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Carry	**Strategy Type**	Alpha	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTBALEE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Alpha Light Energy Index is an excess return commodity index, that utilises long-short strategy with long leg comprising of Contag Beta and Short Leg comprising of S&P GSCI with volatility matching

SUMMARY | ANALYSIS & COMPARISONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with: None | Reference Indices | Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Alpha Light Energy Index	178.61	31-Jan-2014	-2.58%	-2.58%	3	1.74%	-1.48	-2.61%	–

Index Levels**


103
101
100
99
98
97
96
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

Volatility(%)

1 M | 3 M | 6 M | 1 Yr

Drawdown


2.5%
2.4%
2.3%
2.2%
2.1%
2%
1.9%
1.8%
1.7%
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

(*) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

♦ Expand/Collapse Index Navigation

JP Morgan Contag Beta Agriculture Index | Index Family : J.P. Morgan Contag

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABAGE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Agriculture Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	82.32	31-Jan-2014
High	108.17	31-Jan-2013
Low	81.27	29-Jan-2014
Start	84.66	31-Dec-2013
End	82.32	31-Jan-2014

Risk Measures

Volatility	13.37%
Sharpe Ratio	-1.79
Maximum Drawdown	-24.87%
Monthly Maximum Drawdown	-8.87%
Embedded Index Fee	---

Return Statistics

Annualized Return	-23.89%
Number of Positive Months	4
Number of Negative Months	9

Return

Daily Return	0.74%
Month to Date Return	---
Quarter To Date Return	-1.92%
Year To Date Return	-1.92%
3 Month Return	-7.44%
6 Month Return	-9.63%
1 Year Return	-23.60%
3 Year Return	-34.48%
5 Year Return	2.57%


Index Levels**
102
100
98
96
94
92
90
88
86
84
82
80
78
76
74
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-2.05	0.15	---	---	---	---	---	---	---	---	---	---	-2.09
2013	0.28	-8.88	-2.37	1.94	-0.49	-8.40	-3.01	-0.90	-1.38	-1.44	-2.07	-2.88	-21.87

(1) Calculation descriptions

The first twelve returns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical backtested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.85% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months][full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not an an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3-month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6-month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical,

historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be

obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, backtested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, backtested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

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JP Morgan Contag Beta Agriculture Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABAGE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Agriculture Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices.

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mm-yyyy | End Date: dd-mm-yyyy | OK

Compare with: (•) None ( ) Reference Indices ( ) Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Agriculture Index	82.32	31-Jan-2014	-23.89%	-23.89%	4	13.37%	-1.79	-24.87%	--


Index Levels**
100
98
94
90
86
82
78
74
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

Volatility(%)

( ) 1M ( ) 3M ( ) 6M (•) 1Y


Drawdown
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

(*) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

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- JP Morgan Contag Beta Agriculture Total Return Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABAGT	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Agriculture Total Return Index is a Total return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISONS

View and Filter Report for Various Time Periods

Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mm-yyyy | End Date: dd-mm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	148.87	31-Jan-2014
High	184.99	31-Jan-2013
Low	139.87	29-Jan-2014
Start	144.77	31-Dec-2013
End	148.87	31-Jan-2014

Risk Measures

Volatility	13.37%
Sharpe Ratio	-1.78
Maximum Drawdown	-24.82%
Monthly Maximum Drawdown	-6.67%
Embedded Index Fee	---

Return Statistics

Annualized Return	-23.85%
Number of Positive Months	4
Number of Negative Months	6

Return

Daily Return	0.74%
Month to Date Return	---
Quarter To Date Return	-1.92%
Year To Date Return	-1.92%
3 Month Return	-7.42%
6 Month Return	-9.41%
1 Year Return	-23.56%
3 Year Return	-34.25%
5 Year Return	3.80%


Index Levels**
102
100
98
96
94
92
90
88
86
84
82
80
78
76
74
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-2.09	0.15	---	---	---	---	---	---	---	---	---	---	-2.09
2013	0.20	-5.96	-2.36	1.94	-0.49	-5.50	-3.31	-0.90	-1.06	-1.44	-2.07	-2.05	-21.52

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the index. There is no guarantee that the index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the index. The level of the index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical backtested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the index are reduced by a daily adjustment factor of 0.50% per annum which may have a considerable impact on the level of the index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the index. The Number of Negative Months during the term of a financial instrument linked to the performance of the index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.

1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

[2] Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

[3] General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or

would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments.

J.P. Morgan | Terms of Use | Disclosures | Privacy Policy | Mobile | Feedback
Copyright © 2012, 2014 JPMorgan Chase & Co. All Rights Reserved

- JP Morgan Contag Beta Agriculture Total Return Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABAGT	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Agriculture Total Return Index is a Total return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period 1 Year Start Date dd-mmm-yyyy End Date dd-mmm-yyyy OK

Compare with

None Reference Indices Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Agriculture Total Return Index	140.07	31-Jan-2014	-23.95%	-23.85%	4	10.07%	-1.70	-24.02%	--

Index Levels**


102
98
94
90
86
82
78
74
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

Volatility(%)

1 M 3 M 6 M 1 Yr

Drawdown


18%
17%
16%
15%
14%
13%
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

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- JP Morgan Contag Beta Alternate Benchmark Total Return Index | Index Family : J.P. Morgan Contag

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABDJT	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Alternate Benchmark Total Return Index is a total return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	482.76	31-Jan-2014
High	508.61	05-Feb-2013
Low	475.56	09-Jan-2014
Start	488.01	31-Dec-2013
End	482.76	31-Jan-2014

Risk Measures

Volatility	9.14%
Sharpe Ratio	-1.46
Maximum Drawdown	-15.82%
Monthly Maximum Drawdown	-8.86%
Embedded Index Fee	---

Return Statistics

Annualized Return	-13.35%
Number of Positive Months	7
Number of Negative Months	6

Return

Daily Return	0.17%
Month to Date Return	---
Quarter To Date Return	-0.97%
Year To Date Return	-0.97%
3 Month Return	-1.43%
6 Month Return	-1.93%
1 Year Return	-13.71%
3 Year Return	-23.95%
5 Year Return	24.25%


Index Levels**
102
100
98
96
94
92
90
88
86
84
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-1.00	-0.28	---	---	---	---	---	---	---	---	---	---	-1.00
2013	1.49	-4.54	-0.21	-2.54	-1.17	-4.38	1.39	2.62	-2.51	-0.88	-1.32	0.98	-11.11

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the index. There is no guarantee that the index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the index. The level of the index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical backtested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the index are reduced by a daily adjustment factor of 0.50% per annum which may have a considerable impact on the level of the index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the index. The Number of Negative Months during the term of a financial instrument linked to the performance of the index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical,

historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be

[illegible] obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, backtested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

+ Expand/Collapse Index Navigation

- JP Morgan Contag Beta Alternate Benchmark Total Return Index | Index Family : J.P. Morgan Contag

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABDJT	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Alternate Benchmark Total Return Index is a total return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mm-yyyy | End Date: dd-mm-yyyy | OK

Compare with: None | Reference Indices | Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Alternate Benchmark Total Return Index	482.76	31-Jan-2014	-13.38%	-13.38%	7	9.14%	-1.46	-15.02%	-

Index Levels**


102
100
98
96
94
92
90
88
86
84
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

Volatility(%)

1M | 3M | 6M | 1Yr

Drawdown


12.2%
11.8%
11.4%
11%
10.6%
10.2%
9.8%
9.4%
9%
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

JP Morgan Contag Beta Aluminum Index | Index Family : J.P. Morgan Contag

Return to Last Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABLAE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Aluminum Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods | Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014 | Export Current Statistics

Index Level Data

	Level	Date
Current	71.19	31-Jan-2014
High	96.15	15-Feb-2013
Low	71.19	31-Jan-2014
Start	75.82	31-Dec-2013
End	71.19	31-Jan-2014

Risk Measures

Volatility	17.69%
Sharpe Ratio	-1.40
Maximum Drawdown	-25.96%
Monthly Maximum Drawdown	-9.11%
Embedded Index Fee	---

Return Statistics

Annualized Return	-23.84%
Number of Positive Months	4
Number of Negative Months	9

Return

Daily Return	-1.32%
Month to Date Return	---
Quarter To Date Return	-6.18%
Year To Date Return	-6.18%
3 Month Return	-10.32%
6 Month Return	-10.83%
1 Year Return	-24.86%
3 Year Return	-42.42%
5 Year Return	-8.37%


Index Levels**
102
98
94
90
86
82
78
74
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-6.10	-2.87	---	---	---	---	---	---	---	---	---	---	-6.10
2013	-3.68	-4.90	-4.10	-1.97	1.17	-7.38	3.03	-0.38	1.08	-0.08	-6.06	1.70	-19.46

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the index. There is no guarantee that the index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the index. The level of the index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.00% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the index. The Number of Negative Months during the term of a financial instrument linked to the performance of the index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.

1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline. [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 6% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or

would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

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- JP Morgan Contag Beta Aluminum Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABLAE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Aluminum Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with: (•) None ( ) Reference Indices ( ) Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Aluminum Index	71.19	31-Jan-2014	-23.86%	-23.86%	4	17.06%	-1.40	-25.96%	–

Index Levels**


100
98
94
90
86
82
78
74
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

Volatility(%)

( ) 1M ( ) 3M ( ) 6M (•) 1Y

Drawdown


22%
21%
20%
19%
18%
17%
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

(*) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

- JP Morgan Contag Beta Bean Oil Index | Index Family : J.P. Morgan Contag

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABBOE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Bean Oil Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISONS

View and Filter Report for Various Time Periods — Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mm-yyyy | End Date: dd-mm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014 — Export Current Statistics

Index Level Data

	Level	Date
Current	101.79	31-Jan-2014
High	140.04	04-Feb-2013
Low	100.38	30-Jan-2014
Start	105.99	31-Dec-2013
End	101.79	31-Jan-2014

Risk Measures

Volatility	13.71%
Sharpe Ratio	-1.90
Maximum Drawdown	-28.33%
Monthly Maximum Drawdown	-4.68%
Embedded Index Fee	---

Return Statistics

Annualized Return	-27.99%
Number of Positive Months	4
Number of Negative Months	9

Return

Daily Return	1.42%
Month to Date Return	---
Quarter To Date Return	-3.32%
Year To Date Return	-3.32%
3 Month Return	-9.97%
6 Month Return	-12.83%
1 Year Return	-27.27%
3 Year Return	-38.11%
5 Year Return	3.80%

Index Levels**


102
98
94
90
86
82
78
74
70
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

Selected Start Date: 01-01-2013 Selected End Date: 01-01-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-3.97	0.37	---	---	---	---	---	---	---	---	---	---	-3.97
2013	4.81	-7.54	2.24	-2.75	-1.16	-5.63	-3.71	3.63	-6.66	1.45	-1.40	-4.91	-28.55

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the index. There is no guarantee that the index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the index. The level of the index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical backtested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.50% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the index. The Number of Negative Months during the term of a financial instrument linked to the performance of the index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.

1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months][full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the Index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or

would have operated in the past in a manner consistent with these materials. The hypothetical, backtested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, backtested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

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- JP Morgan Contag Beta Bean Oil Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABBOE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Bean Oil Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mm-yyyy | End Date: dd-mm-yyyy | OK

Compare with: None | Reference Indices | Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Bean Oil Index	101.79	31-Jan-2014	-27.08%	-27.08%	4	13.71%	-1.98	-28.30%	--

Index Levels**


102
98
94
90
86
82
78
74
70
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

Volatility(%)

1 M | 3 M | 6 M | 1 Yr

Drawdown


18%
17%
16%
15%
14%
13%
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

- JP Morgan Contag Beta Brent Oil Index | Index Family : J.P. Morgan Contag

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABCOE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Brent Oil Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISONS

View and Filter Report for Various Time Periods Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	948.65	31-Jan-2014
High	968.39	28-Aug-2013
Low	834.86	17-Apr-2013
Start	977.61	31-Dec-2013
End	948.65	31-Jan-2014

Risk Measures

Volatility	15.65%
Sharpe Ratio	-0.12
Maximum Drawdown	-15.51%
Monthly Maximum Drawdown	-9.11%
Embedded Index Fee	---

Return Statistics

Annualized Return	-1.92%
Number of Positive Months	6
Number of Negative Months	5

Return

Daily Return	-1.22%
Month to Date Return	---
Quarter To Date Return	-1.77%
Year To Date Return	-1.77%
3 Month Return	-2.87%
6 Month Return	0.95%
1 Year Return	-2.99%
3 Year Return	17.55%
5 Year Return	102.64%


Index Levels**
106
104
102
100
98
96
94
92
90
88
86
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-0.70	-1.20	—	—	—	—	—	—	—	—	—	—	-0.70
2013	4.95	-2.58	0.08	-6.83	-1.46	1.81	5.13	5.77	-3.23	1.84	1.39	0.35	6.99

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical backtested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.60% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.

1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
3Y Return: The 3 Year Return is the trailing return of index over the past 3 year period ending in the last trading day immediately preceding the date, and is not annualized. The 3 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 6% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or

would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

J.P. Morgan | Terms of Use | Disclosures | Privacy Policy | Mobile | Feedback
Copyright © 2012, 2014 JPMorgan Chase & Co. All Rights Reserved

+ Expand/Collapse Index Navigation

- JP Morgan Contag Beta Brent Oil Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABCOE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Brent Oil Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISONS

View and filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with: (•) None ( ) Reference Indices ( ) Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Brent Oil Index	940.66	31-Jan-2014	-1.92%	-1.92%	8	15.86%	-0.12	-15.51%	-6 M -8 D

Index Levels**


106
102
98
94
90
86
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

Volatility(%)

( ) 1 M ( ) 3 M ( ) 6 M (•) 1 Y

Drawdown


22%
21%
20%
19%
18%
17%
16%
15%
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

(*) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

JP Morgan Contag Beta Cocoa Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABCCE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Cocoa Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices.

SUMMARY | ANALYSIS & COMPARISONS

View and Filter Report for Various Time Periods — Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014 — Export Current Statistics

Index Level Data

	Level	Date
Current	50.66	31-Jan-2014
High	50.15	29-Jan-2014
Low	35.69	06-Mar-2013
Start	46.53	31-Dec-2013
End	50.66	31-Jan-2014

Risk Measures

Volatility	19.79%
Sharpe Ratio	1.51
Maximum Drawdown	-11.40%
Monthly Maximum Drawdown	-8.10%
Embedded Index Fee	---

Return Statistics

Annualized Return	29.84%
Number of Positive Months	8
Number of Negative Months	5

Return

Daily Return	-0.93%
Month to Date Return	---
Quarter To Date Return	10.60%
Year To Date Return	10.60%
3 Month Return	8.60%
6 Month Return	26.49%
1 Year Return	29.96%
3 Year Return	-17.37%
5 Year Return	-4.15%


Index Levels* *
130
120
110
100
90
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	7.06	0.24	---	---	---	---	---	---	---	---	---	---	7.36
2013	-4.74	-3.26	1.76	0.20	-7.41	-4.64	5.15	5.55	0.16	1.70	3.72	-2.56	10.69

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of [illegible]% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3-month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6-month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical,

historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the Index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be

obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

J.P. Morgan | Terms of Use | Disclosures | Privacy Policy | Mobile | Feedback
Copyright © 2012, 2014 JPMorgan Chase & Co. All Rights Reserved

JP Morgan Contag Beta Cocoa Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABCCE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Cocoa Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods
Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with
(•) None ( ) Reference Indices ( ) Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Cocoa Index	56.65	31-Jan-2014	25.04%	25.04%	8	10.75%	1.51	-11.45%	6 M 8 D

Index Levels**


130
120
110
100
90
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

Volatility(%)

( ) 1 M ( ) 3 M ( ) 6 M (•) 1 Yr

Drawdown


32%
30%
28%
26%
24%
22%
20%
18%
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

JP Morgan Contag Beta Coffee Index | Index Family : J.P. Morgan Contag

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABKCE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Coffee Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods — Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014 — Export Current Statistics

Index Level Data

	Level	Date
Current	24.31	31-Jan-2014
High	31.98	01-Feb-2013
Low	20.41	06-Nov-2013
Start	21.59	31-Dec-2013
End	24.31	31-Jan-2014

Risk Measures

Volatility	25.62%
Sharpe Ratio	-0.91
Maximum Drawdown	-36.14%
Monthly Maximum Drawdown	-0.15%
Embedded Index Fee	—

Return Statistics

Annualized Return	-23.44%
Number of Positive Months	3
Number of Negative Months	10

Return

Daily Return	4.22%
Month to Date Return	—
Quarter To Date Return	11.87%
Year To Date Return	11.87%
3 Month Return	14.81%
6 Month Return	0.41%
1 Year Return	-23.92%
3 Year Return	-60.15%
5 Year Return	-27.93%


Index Levels**
100
90
80
70
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	12.92	8.90	—	—	—	—	—	—	—	—	—	—	12.92
2013	3.36	-4.83	-4.27	-3.39	-8.82	-8.78	-1.87	-6.12	-2.91	-7.10	2.12	-0.17	-30.46

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was recalculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical backtested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.85% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.

1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline. [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 6% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or

would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

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- JP Morgan Contag Beta Coffee Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABKCE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Coffee Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mm-yyyy | End Date: dd-mm-yyyy | OK

Compare with: None / Reference Indices / Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Coffee Index	24.31	31-Jan-2014	-23.44%	-23.44%	3	25.52%	-0.91	-30.14%	--

Index Levels**


100
90
80
70
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

Volatility(%)

1 M / 3 M / 6 M / 1 Yr

Drawdown


30%
29%
28%
27%
26%
25%
24%
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

JP Morgan Contag Beta Comex Copper Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABHGE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Comex Copper Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods — Export Complete Index History

Select Time Period: 1 Year | Start Date: dd mmm yyyy | End Date: dd mmm yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	383.66	31-Jan-2014
High	462.45	01-Feb-2013
Low	365.59	24-Jun-2013
Start	406.16	31-Dec-2013
End	383.66	31-Jan-2014

Risk Measures

Volatility	18.88%
Sharpe Ratio	-0.84
Maximum Drawdown	-20.86%
Monthly Maximum Drawdown	-0.11%
Embedded Index Fee	---

Return Statistics

Annualized Return	-15.88%
Number of Positive Months	5
Number of Negative Months	8

Return

Daily Return	-0.93%
Month to Date Return	---
Quarter To Date Return	-5.23%
Year To Date Return	-5.23%
3 Month Return	-3.30%
6 Month Return	0.91%
1 Year Return	-17.04%
3 Year Return	-32.85%
5 Year Return	183.48%


Index Levels**
104
102
100
98
96
94
92
90
88
86
84
82
80
78
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-8.84	-1.78	---	---	---	---	---	---	---	---	---	---	-8.84
2013	2.27	-6.27	-0.91	-6.92	3.33	-7.38	2.20	3.14	2.73	-0.72	-3.14	5.70	-9.93

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.85% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.

1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the Index begins to decline to the first day on which the level of the Index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or

would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

J.P. Morgan | Terms of Use | Disclosures | Privacy Policy | Mobile | Feedback
Copyright © 2012, 2014 JPMorgan Chase & Co. All Rights Reserved

JP Morgan Contag Beta Comex Copper Index | Index Family : J.P. Morgan Contag

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABHGE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Comex Copper Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with: (•) None ( ) Reference Indices ( ) Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Comex Copper Index	383.56	31-Jan-2014	-15.88%	-15.88%	5	15.85%	-0.84	-20.95%	–

Index Levels**


102
98
94
90
86
82
78
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

Volatility(%)

( ) 1M ( ) 3M ( ) 6M (•) 1Yr

Drawdown


21.2%
20.8%
20.4%
20%
19.6%
19.2%
18.8%
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

(*) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

- JP Morgan Contag Beta Copper Index | Index Family : J.P. Morgan Contag

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABLPE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Copper Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices.

SUMMARY | ANALYSIS & COMPARISONS

View and Filter Report for Various Time Periods Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mm-yyyy | End Date: dd-mm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	428.39	31-Jan-2014
High	505.95	04-Feb-2013
Low	405.05	24-Jun-2013
Start	445.90	31-Dec-2013
End	428.39	31-Jan-2014

Risk Measures

Volatility	18.54%
Sharpe Ratio	-0.75
Maximum Drawdown	-19.54%
Monthly Maximum Drawdown	-9.11%
Embedded Index Fee	—

Return Statistics

Annualized Return	-13.99%
Number of Positive Months	5
Number of Negative Months	8

Return

Daily Return	-0.42%
Month to Date Return	—
Quarter To Date Return	-4.37%
Year To Date Return	-4.37%
3 Month Return	-2.41%
6 Month Return	5.90%
1 Year Return	-15.19%
3 Year Return	-38.77%
5 Year Return	118.92%


Index Levels**
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-3.90	-1.03	—	—	—	—	—	—	—	—	—	—	-3.90
2013	3.13	-4.28	-3.41	-6.88	3.42	-7.81	1.74	3.24	2.79	-0.70	-2.07	4.37	-7.07

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The Index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown [illegible] website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.80% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, [illegible]

6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

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- JP Morgan Contag Beta Copper Index | Index Family : J.P. Morgan Contag

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABLPE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Copper Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with: None | Reference Indices | Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Copper Index	428.39	31-Jan-2014	-13.90%	-13.90%	5	18.54%	-0.75	-19.94%	-

Index Levels**



104
100
96
92
88
84
80
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

Volatility(%)

1 M | 3 M | 6 M | 1 Yr

Drawdown



20.8%
20.4%
20%
19.6%
19.2%
18.8%
18.4%
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

J.P. Morgan | Terms of Use | Disclosures | Privacy Policy | Mobile | Feedback

JP Morgan Contag Beta Corn Index | Index Family : J.P. Morgan Contag

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABCE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Corn Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods — Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014 — Export Current Statistics

Index Level Data

	Level	Date
Current	51.86	31-Jan-2014
High	72.64	04-Feb-2013
Low	50.85	09-Jan-2014
Start	51.89	31-Dec-2013
End	51.86	31-Jan-2014

Risk Measures

Volatility	24.51%
Sharpe Ratio	-1.15
Maximum Drawdown	-29.99%
Monthly Maximum Drawdown	-6.10%
Embedded Index Fee	—

Return Statistics

Annualized Return	-28.37%
Number of Positive Months	4
Number of Negative Months	9

Return

Daily Return	-0.06%
Month to Date Return	—
Quarter To Date Return	0.39%
Year To Date Return	0.39%
3 Month Return	-4.15%
6 Month Return	-10.18%
1 Year Return	-28.39%
3 Year Return	-15.51%
5 Year Return	0.15%


Index Levels**
100
96
92
88
84
80
76
72
68
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-0.06	-0.17	—	—	—	—	—	—	—	—	—	—	-0.06
2013	-1.46	-5.75	-0.26	3.06	2.90	-8.17	-6.91	3.63	-7.61	-2.39	-1.25	-0.88	-28.28

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The Index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the Index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the Index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical Index levels and not the actual Index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.80% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.

1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the index. The performance of the index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 8% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or

would have operated in the past in a manner consistent with these materials. The hypothetical, backtested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, backtested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments.

+ Expand/Collapse Index Navigation

- JP Morgan Contag Beta Corn Index | Index Family : J.P. Morgan Contag

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABCE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Corn Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with: (•) None ( ) Reference Indices ( ) Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Corn Index	51.86	31-Jan-2014	-28.27%	-28.27%	4	24.51%	-1.15	-25.55%	--

Index Levels**


100
96
92
88
84
80
76
72
68
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

Volatility(%)

( ) 1M ( ) 3M ( ) 6M (•) 1Y

Drawdown


28%
27%
26%
25%
24%
23%
22%
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

[1] Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

- JP Morgan Contag Beta Cotton Index | Index Family : J.P. Morgan Contag

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABCTE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Cotton Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods — Export Complete Index History

Select Time Period: 1 Year — Start Date: dd-mmm-yyyy — End Date: dd-mmm-yyyy — OK

Selected Period: 31 January 2013 to 31 January 2014 — Export Current Statistics

Index Level Data

	Level	Date
Current	26.67	31-Jan-2014
High	29.73	15-Mar-2013
Low	24.60	22-Nov-2013
Start	26.30	31-Dec-2013
End	26.67	31-Jan-2014

Risk Measures

Volatility	19.66%
Sharpe Ratio	-0.06
Maximum Drawdown	-19.29%
Monthly Maximum Drawdown	-6.12%
Embedded Index Fee	—

Return Statistics

Annualized Return	-1.30%
Number of Positive Months	6
Number of Negative Months	5

Return

Daily Return	-0.23%
Month to Date Return	—
Quarter To Date Return	2.13%
Year To Date Return	2.13%
3 Month Return	8.50%
6 Month Return	-1.82%
1 Year Return	-1.24%
3 Year Return	-38.89%
5 Year Return	87.92%


Index Levels**
110
108
106
104
102
100
98
96
94
92
90
88
86
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	1.41	1.15	—	—	—	—	—	—	—	—	—	—	1.41
2013	10.39	1.58	0.72	-3.12	-0.27	6.67	1.19	-4.90	4.46	-11.80	0.79	6.67	7.65

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the index. There is no guarantee that the index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the index. The level of the index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical backtested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.50% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the index. The Number of Negative Months during the term of a financial instrument linked to the performance of the index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.

1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
3Y Return: The 3 Year Return is the trailing return of index over the past 3 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 3 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months][full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the Index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized volatility may vary materially from the analysis implied in the hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the Index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or

would have operated in the past in a manner consistent with these materials. The hypothetical, backtested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, backtested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

J.P. Morgan | Terms of Use | Disclosures | Privacy Policy | Mobile | Feedback | Copyright © 2012, 2014 JPMorgan Chase & Co. All Rights Reserved

+ Expand/Collapse Index Navigation

- JP Morgan Contag Beta Cotton Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABCTE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Cotton Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mm-yyyy | End Date: dd-mm-yyyy | OK

Compare with: None | Reference Indices | Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Cotton Index	20.07	31-Jan-2014	-1.20%	-1.20%	8	13.00%	-0.05	-13.23%	--

Index Levels**


110
106
102
98
94
90
86
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

Volatility(%)

1M | 3M | 6M | 1Yr

Drawdown


27%
26%
25%
24%
23%
22%
21%
20%
19%
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

JP Morgan Contag Beta Crude Oil Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABCLE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Crude Oil Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Export Complete Index History

Selected Period: 31 January 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	968.53	31-Jan-2014
High	1010.89	06-Sep-2013
Low	909.46	17-Apr-2013
Start	936.79	31-Dec-2013
End	968.53	31-Jan-2014

Risk Measures

Volatility	16.15%
Sharpe Ratio	-0.03
Maximum Drawdown	-12.47%
Monthly Maximum Drawdown	-6.18%
Embedded Index Fee	—

Return Statistics

Annualized Return	-8.44%
Number of Positive Months	7
Number of Negative Months	6

Return

Daily Return	-0.99%
Month to Date Return	—
Quarter To Date Return	-0.91%
Year To Date Return	-0.91%
3 Month Return	-1.52%
6 Month Return	-6.02%
1 Year Return	-0.99%
3 Year Return	-7.81%
5 Year Return	52.02%


Index Levels**
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-0.02	-0.08	—	—	—	—	—	—	—	—	—	—	-0.02
2013	4.37	-6.08	3.64	-3.94	-0.90	1.40	7.70	3.99	-3.68	-0.33	-3.36	5.07	7.14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

"" - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the index. There is no guarantee that the index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the index. The level of the index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical backtested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the index are reduced by a daily adjustment factor of 0.50% per annum which may have a considerable impact on the level of the index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the index. The Number of Negative Months during the term of a financial instrument linked to the performance of the index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.

1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralised investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or

would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

- JP Morgan Contag Beta Crude Oil Index | Index Family : J.P. Morgan Contag

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABCLE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Crude Oil Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISONS

View and filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with: None | Reference Indices | Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Crude Oil Index	995.56	31-Jan-2014	-0.44%	-0.44%	7	10.15%	-0.03	-12.47%	--

Index Levels**


110
106
102
98
94
90
86
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

Volatility(%)

1 M | 3 M | 6 M | 1 Yr

Drawdown


24%
22%
20%
18%
16%
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

- JP Morgan Contag Beta Energy Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABENE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Energy Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISONS

View and Filter Report for Various Time Periods

Select Time Period: 1 Year | Start Date: dd-mm-yyyy | End Date: dd-mm-yyyy | OK

Export Complete Index History

Selected Period: 31 January 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	857.79	31-Jan-2014
High	908.93	28-Aug-2013
Low	772.72	17-Apr-2013
Start	883.36	31-Dec-2013
End	857.79	31-Jan-2014

Risk Measures

Volatility	14.78%
Sharpe Ratio	-0.14
Maximum Drawdown	-13.65%
Monthly Maximum Drawdown	-6.18%
Embedded Index Fee	---

Return Statistics

Annualized Return	-2.87%
Number of Positive Months	8
Number of Negative Months	5

Return

Daily Return	-0.92%
Month to Date Return	---
Quarter To Date Return	-0.93%
Year To Date Return	-0.93%
3 Month Return	1.67%
6 Month Return	-2.82%
1 Year Return	-2.89%
3 Year Return	8.32%
5 Year Return	56.87%


Index Levels**
108
106
104
102
100
98
96
94
92
90
88
86
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-0.88	-0.81	---	---	---	---	---	---	---	---	---	---	-2.88
2013	4.82	-3.53	1.37	-5.48	-1.24	1.90	9.45	4.10	-4.18	-0.85	0.28	2.42	5.72

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the index are reduced by a daily adjustment factor of 0.80% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the Index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the Index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical,

historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the Index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the index. There is no guarantee that the index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the index. The performance of the index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be

obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, backtested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, backtested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

Copyright © 2012, 2014 JPMorgan Chase & Co. All Rights Reserved

- JP Morgan Contag Beta Energy Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABEYE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Energy Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISONS

View and filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with

None | Reference Indices | Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Energy Index	857.79	31-Jan-2014	-2.07%	-2.07%	5	14.78%	-0.14	-13.65%	-5 M -10 D


Index Levels**
106
102
98
94
90
86
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

Volatility(%)

1M | 3M | 6M | 1Yr


Drawdown
21%
20%
19%
18%
17%
16%
15%
14%
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

+ Expand/Collapse Index Navigation

- JP Morgan Contag Beta Energy Total Return Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABENT	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Energy Total Return Index is a total return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISONS

View and Filter Report for Various Time Periods | Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mm-yyyy | End Date: dd-mm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014 | Export Current Statistics

Index Level Data

	Level	Date
Current	1467.59	31-Jan-2014
High	1575.27	28-Aug-2013
Low	1321.52	17-Apr-2013
Start	1511.26	31-Dec-2013
End	1467.59	31-Jan-2014

Risk Measures

Volatility	14.65%
Sharpe Ratio	-0.14
Maximum Drawdown	-13.63%
Monthly Maximum Drawdown	-6.18%
Embedded Index Fee	—

Return Statistics

Annualized Return	-2.01%
Number of Positive Months	8
Number of Negative Months	5

Return

Daily Return	-0.92%
Month to Date Return	—
Quarter To Date Return	-0.92%
Year To Date Return	-0.92%
3 Month Return	1.60%
6 Month Return	-1.99%
1 Year Return	-2.84%
3 Year Return	8.52%
5 Year Return	56.84%


Index Levels**
106
104
102
100
98
96
94
92
90
88
86
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-2.09	-0.01	—	—	—	—	—	—	—	—	—	—	-2.09
2013	4.83	-3.45	1.17	-8.49	-1.24	1.91	6.48	4.38	-4.10	-3.48	0.21	2.41	4.78

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the index. There is no guarantee that the index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the index. The level of the index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical backtested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the index are reduced by a daily adjustment factor of 0.50% per annum which may have a considerable impact on the level of the index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the index. The Number of Negative Months during the term of a financial instrument linked to the performance of the index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical,

historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be

obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

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- JP Morgan Contag Beta Energy Total Return Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABENT	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Energy Total Return Index is a Total return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with: (•) None ( ) Reference Indices ( ) Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Energy Total Return Index	1,487.59	31-Jan-2014	-2.01%	-2.01%	[illegible]	14.65%	-0.14	-13.60%	-5 M -10 D

Index Levels**


106
102
98
94
90
86
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

Volatility(%)

( ) 1 M ( ) 3 M ( ) 6 M (•) 1 Yr

Drawdown


21%
20%
19%
18%
17%
16%
15%
14%
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

- JP Morgan Contag Beta Feeder Cattle Index | Index Family : J.P. Morgan Contag

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABFCE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Feeder Cattle Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices.

SUMMARY | ANALYSIS & COMPARISONS

View and Filter Report for Various Time Periods — Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	124.99	31-Jan-2014
High	125.69	22-Jan-2014
Low	108.94	23-May-2013
Start	123.49	31-Dec-2013
End	124.99	31-Jan-2014

Risk Measures

Volatility	10.44%
Sharpe Ratio	0.94
Maximum Drawdown	-12.51%
Monthly Maximum Drawdown	-6.07%
Embedded Index Fee	---

Return Statistics

Annualized Return	0.39%
Number of Positive Months	6
Number of Negative Months	7

Return

Daily Return	0.43%
Month to Date Return	---
Quarter To Date Return	1.45%
Year To Date Return	1.45%
3 Month Return	3.46%
6 Month Return	5.92%
1 Year Return	0.62%
3 Year Return	-4.31%
5 Year Return	11.27%


Index Levels**
102
100
98
96
94
92
90
88
86
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	1.21	0.02	---	---	---	---	---	---	---	---	---	---	1.21
2013	-3.06	-5.35	-1.61	-2.01	-1.07	1.05	3.16	-0.35	3.44	-0.78	1.10	1.13	-3.85

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical backtested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.50% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.

1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
3Y Return: The 3 Year Return is the trailing return of index over the past 3 year period ending in the last trading day immediately preceding the date, and is not annualized. The 3 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the data you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months][full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical backtested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the Index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline. [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each Index during the specified timeframe. Each Index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or

would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments.

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JP Morgan Contag Beta Feeder Cattle Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABFCE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Feeder Cattle Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with: ◉ None ○ Reference Indices ○ Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Feeder Cattle Index	124.56	31-Jan-2014	8.39%	6.35%	6	10.44%	0.84	-12.51%	0 M -25 D

Index Levels**


100
98
96
94
92
90
88
86
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

Volatility(%)

○ 1M ○ 3M ○ 6M ◉ 1Yr

Drawdown


13.6%
13.2%
12.8%
12.4%
12%
11.6%
11.2%
10.8%
10.4%
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

JP Morgan Contag Beta Full Energy Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABFEE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Full Energy Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods — Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014 — Export Current Statistics

Index Level Data

	Level	Date
Current	398.12	31-Jan-2014
High	423.82	08-Feb-2013
Low	372.87	17-Apr-2013
Start	408.31	31-Dec-2013
End	398.12	31-Jan-2014

Risk Measures

Volatility	11.22%
Sharpe Ratio	-0.63
Maximum Drawdown	-11.86%
Monthly Maximum Drawdown	-8.88%
Embedded Index Fee	---

Return Statistics

Annualized Return	-7.12%
Number of Positive Months	7
Number of Negative Months	6

Return

Daily Return	-0.90%
Month to Date Return	---
Quarter To Date Return	-1.13%
Year To Date Return	-1.13%
3 Month Return	-1.77%
6 Month Return	-2.74%
1 Year Return	-7.72%
3 Year Return	-9.18%
5 Year Return	42.71%


Index Levels**
102
100
98
96
94
92
90
88
86
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-2.55	-0.54	---	---	---	---	---	---	---	---	---	---	-2.88
2013	3.49	-4.21	0.37	-4.30	-1.81	-0.22	4.40	3.47	-2.12	-0.89	-0.62	1.45	-1.37

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the index. There is no guarantee that the index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the index. The level of the index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical backtested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the index are reduced by a daily adjustment factor of 0.50% per annum which may have a considerable impact on the level of the index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the index. The Number of Negative Months during the term of a financial instrument linked to the performance of the index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.

historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be

obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

- JP Morgan Contag Beta Full Energy Index | Index Family : J.P. Morgan Contag

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABFIE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Full Energy Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mm-yyyy | End Date: dd-mm-yyyy | OK

Compare with

(•) None ( ) Reference Indices ( ) Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Full Energy Index	380.12	31-Jan-2014	-7.12%	-7.12%	7	11.22%	-0.63	-11.80%	--

Index Levels**


102
100
98
96
94
92
90
88
86
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

Volatility(%)

( ) 1 M ( ) 3 M ( ) 6 M (•) 1 Yr

Drawdown


16%
15%
14%
13%
12%
11%
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

JP Morgan Contag Beta Full Energy Index | Index Family : J.P. Morgan Contag

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTBFIE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Full Energy Index is an excess return commodity index which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISONS

View and Filter Report for Various Time Periods | Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014 | Export Current Statistics

Index Level Data

	Level	Date
Current	323.64	31-Jan-2014
High	354.31	08-Feb-2013
Low	311.74	17-Apr-2013
Start	332.37	31-Dec-2013
End	323.64	31-Jan-2014

Risk Measures

Volatility	11.22%
Sharpe Ratio	-0.72
Maximum Drawdown	-12.62%
Monthly Maximum Drawdown	-6.08%
Embedded Index Fee	---

Return Statistics

Annualized Return	-8.83%
Number of Positive Months	7
Number of Negative Months	6

Return

Daily Return	-0.61%
Month to Date Return	---
Quarter To Date Return	-1.21%
Year To Date Return	-1.21%
3 Month Return	-2.01%
6 Month Return	-3.22%
1 Year Return	-8.62%
3 Year Return	-11.80%
5 Year Return	35.90%


Index Levels**
102
100
98
96
94
92
90
88
86
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-2.83	-0.66	---	---	---	---	---	---	---	---	---	---	-2.83
2013	3.40	-4.26	0.26	-4.39	-1.09	-0.29	4.11	3.19	-0.26	-0.66	-0.70	1.34	-2.13

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical Index levels and not the actual Index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.50% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the Index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.

1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of futures returns.
3Y Return: The 3 Year Return is the trailing return of index over the past 3 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 3 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months][full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in the hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the Index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or

would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

- JP Morgan Contag Beta Full Energy Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTBBFEE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Full Energy Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and filter Report for Various Time Periods

Time Period: 1 Year Start Date: dd-mmm-yyyy End Date: dd-mmm-yyyy OK

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(•) None ( ) Reference Indices ( ) Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Full Energy Index	323.64	31-Jan-2014	-8.03%	-8.03%	7	11.22%	-8.72	-12.02%	--


Index Levels**
102
100
98
96
94
92
90
88
86
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

Volatility(%)

( ) 1M ( ) 3M ( ) 6M (•) 1Yr


Drawdown
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

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JP Morgan Contag Beta Full Energy Total Return Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABFET	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Full Energy Total Return Index is a total return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISONS

View and Filter Report for Various Time Periods Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	667.48	31-Jan-2014
High	723.39	08-Feb-2013
Low	637.74	17-Apr-2013
Start	684.91	31-Dec-2013
End	667.48	31-Jan-2014

Risk Measures

Volatility	11.22%
Sharpe Ratio	-0.63
Maximum Drawdown	-11.84%
Monthly Maximum Drawdown	-6.68%
Embedded Index Fee	—

Return Statistics

Annualized Return	-7.87%
Number of Positive Months	7
Number of Negative Months	6

Return

Daily Return	-0.60%
Month to Date Return	—
Quarter To Date Return	-1.13%
Year To Date Return	-1.13%
3 Month Return	-1.76%
6 Month Return	-2.72%
1 Year Return	-7.67%
3 Year Return	-9.80%
5 Year Return	43.42%


Index Levels**
102
100
98
96
94
92
90
88
86
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-2.34	-2.34	—	—	—	—	—	—	—	—	—	—	-2.34
2013	3.80	-4.20	0.36	-4.39	-1.80	-3.21	4.41	3.47	-3.12	-0.69	-0.62	1.44	-1.31

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The Index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data

Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.

High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.

Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.

Start: Start refers to the closing level of the index on the first trading day of the time period indicated.

End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures

Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.

Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an Index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.

Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.

Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.08% per annum which may have a considerable impact on the level of the Index.

Return Statistics

Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.

Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.

Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.

Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.

Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.

Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return

Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.

Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.

Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.

Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.

3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.

6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.

1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or

would have operated in the past in a manner consistent with these materials. The hypothetical, backtested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, backtested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

- JP Morgan Contag Beta Full Energy Total Return Index | Index Family : J.P. Morgan Contag

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABFET	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Full Energy Total Return Index is a total return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISONS

View and filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mm-yyyy | End Date: dd-mm-yyyy | OK

Compare with

None | Reference Indices | Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Full Energy Total Return Index	667.48	31-Jan-2014	-7.07%	-7.07%	7	11.22%	-0.63	-11.84%	--

Index Levels**


102
100
98
96
94
92
90
88
86
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

Volatility(%)

1M | 3M | 6M | 1Y

Drawdown


16%
15%
14%
13%
12%
11%
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

(*) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

- JP Morgan Contag Beta Gas Oil Index | Index Family : J.P. Morgan Contag

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABGSE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Gas Oil Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	474.94	31-Jan-2014
High	524.36	08-Feb-2013
Low	439.38	01-May-2013
Start	482.04	31-Dec-2013
End	474.94	31-Jan-2014

Risk Measures

Volatility	15.02%
Sharpe Ratio	-0.42
Maximum Drawdown	-16.21%
Monthly Maximum Drawdown	-8.10%
Embedded Index Fee	---

Return Statistics

Annualized Return	-6.20%
Number of Positive Months	7
Number of Negative Months	6

Return

Daily Return	-0.74%
Month to Date Return	---
Quarter To Date Return	-1.53%
Year To Date Return	-1.53%
3 Month Return	-1.47%
6 Month Return	-0.85%
1 Year Return	-7.48%
3 Year Return	4.40%
5 Year Return	55.34%


Index Levels**
104
102
100
98
96
94
92
90
88
86
84
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-0.40	-0.25	---	---	---	---	---	---	---	---	---	---	-0.40
2013	5.81	-3.08	-1.97	-6.25	-1.15	1.85	4.43	5.54	-6.14	1.75	2.10	-0.02	2.74

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.80% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the first [trading][business] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.

1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
3Y Return: The 3 Year Return is the trailing return of index over the past 3 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 3 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or

would have operated in the past in a manner consistent with these materials. The hypothetical, backtested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, backtested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

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- JP Morgan Contag Beta Gas Oil Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABGSE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Gas Oil Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with

(•) None ( ) Reference Indices ( ) Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Gas Oil Index	474.94	31-Jan-2014	-0.28%	-0.28%	7	18.02%	-0.42	-16.21%	--

Index Levels**


104
100
96
92
88
84
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

Volitility(%)

( ) 1M ( ) 3M ( ) 6M (•) 1Yr

Drawdown


100%
80%
60%
40%
20%
0%

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the [illegible] displayed in the chart above in the future.

+ Expand/Collapse Index Navigation

JP Morgan Contag Beta Gasoline Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABXBE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Gasoline Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods — Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014 — Export Current Statistics

Index Level Data

	Level	Date
Current	761.18	31-Jan-2014
High	803.40	19-Feb-2013
Low	713.71	17-Apr-2013
Start	797.43	31-Dec-2013
End	761.18	31-Jan-2014

Risk Measures

Volatility	18.57%
Sharpe Ratio	-0.37
Maximum Drawdown	-16.38%
Monthly Maximum Drawdown	-8.12%
Embedded Index Fee	—

Return Statistics

Annualized Return	-6.96%
Number of Positive Months	7
Number of Negative Months	6

Return

Daily Return	-1.34%
Month to Date Return	—
Quarter To Date Return	-2.24%
Year To Date Return	-2.24%
3 Month Return	1.20%
6 Month Return	-7.40%
1 Year Return	-7.76%
3 Year Return	20.33%
5 Year Return	159.12%


Index Levels**
106
104
102
100
98
96
94
92
90
88
86
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-4.55	-0.44	—	—	—	—	—	—	—	—	—	—	-4.55
2013	0.30	-2.23	2.06	-8.10	6.00	0.33	10.17	1.54	-6.60	-1.84	3.07	2.86	5.29

(*) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the data shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.60% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first][trading][business] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison

Current Level: The Current Level refers to the closing level of the Index as of the trading day immediately preceding the date you have accessed this website.

Price Date: The Price Date is the trading day immediately preceding the current day.

Annualized Return: The Annualized Return is the percentage change in the Index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.

Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.

Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the Index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.

Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the Index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.

Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the Index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.

Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the Index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical backtested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized volatility may vary materially from the analysis implied in this hypothetical, historical calculation.

Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Max Drawdown: Maximum Drawdown is the percentage change in the Index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.

Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the Index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the Index as of the current day is lower than the highest level reached by the Index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.

Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, backtested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, backtested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure

We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

+ Expand/Collapse Index Navigation

JP Morgan Contag Beta Gasoline Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABO0E	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Gasoline Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with: None | Reference Indices | Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Gasoline Index	781.10	01-Jan-2014	-6.96%	-6.96%	7	18.57%	-0.07	-16.08%	--

Index Levels**


106
102
98
94
90
86
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

Volatility(%)

1M | 3M | 6M | 1Yr

Drawdown


23%
22%
21%
20%
19%
18%
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical

- JP Morgan Contag Beta Gold Index | Index Family : J.P. Morgan Contag

Return to List Page | Indices Home

Asset Class	Commodity	Region	Multi Region	Strategy Style	Traditional Beta	Strategy Type	Enhanced Beta	Currency	USD
Risk Method	None	Bloomberg ID	JCTABGCE	Reuters ID		Core Index	No		

Description: JP Morgan Contag Beta Gold Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	156.59	31-Jan-2014
High	213.16	06-Feb-2013
Low	150.83	19-Dec-2013
Start	161.93	31-Dec-2013
End	156.59	31-Jan-2014

Risk Measures

Volatility	22.78%
Sharpe Ratio	-1.14
Maximum Drawdown	-29.24%
Monthly Maximum Drawdown	-8.15%
Embedded Index Fee	—

Return Statistics

Annualized Return	-25.80%
Number of Positive Months	5
Number of Negative Months	8

Return

Daily Return	-0.22%
Month to Date Return	—
Quarter To Date Return	1.14%
Year To Date Return	1.14%
3 Month Return	-6.46%
6 Month Return	-5.52%
1 Year Return	-26.18%
3 Year Return	-8.78%
5 Year Return	31.51%


Index Levels**
102
98
94
90
86
82
78
74
70
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	3.37	-0.26	—	—	—	—	—	—	—	—	—	—	3.37
2013	-0.95	-6.06	0.98	-7.75	-6.47	-12.16	7.11	6.53	-4.56	-0.25	-5.61	-3.56	-28.65

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the Index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The Index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the Index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the Index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the Index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the Index on the first trading day of the time period indicated.
End: End refers to the closing level of the Index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the Index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical backtested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in the hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an Index per unit of risk. For a given Index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the Index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.88% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the Index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the Index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the Index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the Index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the Index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the Index from the [first][trading][business] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the Index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the Index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the Index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the Index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the Index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of Index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of Index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison

Analysis & Comparison

Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the index. The performance of the index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 575-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

- JP Morgan Contag Beta Gold Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABGCE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Gold Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mm-yyyy | End Date: dd-mm-yyyy | OK

Compare with

(•) None ( ) Reference Indices ( ) Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Gold Index	158.59	01-Jan-2014	-25.08%	-25.00%	5	22.79%	-1.14	-29.24%	--

Index Levels**


102
98
94
90
86
82
78
74
70
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

Volatility(%)

( ) 1 M ( ) 3 M ( ) 6 M (•) 1 Yr

Drawdown


23%
22%
21%
20%
19%
18%
17%
16%
15%
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final columns reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the results displayed in the chart above in the future.

JP Morgan Contag Beta Heating Oil Index | Index Family : J.P. Morgan Contag

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABHOE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Heating Oil Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	441.73	31-Jan-2014
High	482.82	12-Feb-2013
Low	400.26	17-Apr-2013
Start	450.80	31-Dec-2013
End	441.73	31-Jan-2014

Risk Measures

Volatility	15.85%
Sharpe Ratio	-0.33
Maximum Drawdown	-17.12%
Monthly Maximum Drawdown	-0.11%
Embedded Index Fee	—

Return Statistics

Annualized Return	-5.23%
Number of Positive Months	9
Number of Negative Months	4

Return

Daily Return	-1.90%
Month to Date Return	—
Quarter To Date Return	0.80%
Year To Date Return	0.80%
3 Month Return	1.59%
6 Month Return	-1.17%
1 Year Return	-0.30%
3 Year Return	1.42%
5 Year Return	65.36%


Index Levels**
106
104
102
100
98
96
94
92
90
88
86
84
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-21-2012 Selected End Date: 01-21-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-1.88	0.11	—	—	—	—	—	—	—	—	—	—	-1.88
2013	3.70	-4.71	0.13	-6.38	-1.85	2.25	6.30	2.49	-4.59	0.11	2.45	1.35	0.13

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the index. There is no guarantee that the index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the index. The level of the index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical backtested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the index are reduced by a daily adjustment factor of 0.60% per annum which may have a considerable impact on the level of the index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months][full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the index. The Number of Negative Months during the term of a financial instrument linked to the performance of the index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
3Y Return: The 3 Year Return is the trailing return of index over the past 3 year period ending in the last trading day immediately preceding the date, and is not annualized. The 3 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the Index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analyses implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 8% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return Index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

- JP Morgan Contag Beta Heating Oil Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTAB10E	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Heating Oil Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mm-yyyy | End Date: dd-mm-yyyy | OK

Compare with (•) None ( ) Reference Indices ( ) Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Heating Oil Index	441.73	31-Jan-2014	-5.23%	-5.23%	0	15.65%	-0.33	-17.12%	--

Index Levels**


104
100
96
92
88
84
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

Volatility(%)

( ) 1 M ( ) 3 M ( ) 6 M (•) 1 Yr

Drawdown


19%
18%
17%
16%
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical [illegible]

- JP Morgan Contag Beta Industrial Metals Index | Index Family : J.P. Morgan Contag

Return to List Page | Indices Home

Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABIME	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Industrial Metals Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods — Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014 — Export Current Statistics

Index Level Data

	Level	Date
Current	278.23	31-Jan-2014
High	333.58	01-Feb-2013
Low	269.83	24-Jan-2013
Start	282.64	31-Dec-2013
End	278.23	31-Jan-2014

Risk Measures

Volatility	15.56%
Sharpe Ratio	-1.88
Maximum Drawdown	-19.26%
Monthly Maximum Drawdown	-0.16%
Embedded Index Fee	---

Return Statistics

Annualized Return	-17.85%
Number of Positive Months	5
Number of Negative Months	8

Return

Daily Return	-0.54%
Month to Date Return	---
Quarter To Date Return	-4.74%
Year To Date Return	-4.74%
3 Month Return	-4.73%
6 Month Return	-2.74%
1 Year Return	-16.99%
3 Year Return	-34.88%
5 Year Return	48.88%


Index Levels**
104
102
100
98
96
94
92
90
88
86
84
82
80
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-4.39	-1.89	---	---	---	---	---	---	---	---	---	---	-4.39
2013	2.28	-4.89	-3.93	-4.80	2.37	-7.29	1.12	1.87	1.89	3.28	-4.37	3.82	-12.14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical backtested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an Index per unit of risk. For a given Index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the Index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.06% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the Index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

This material is not a product of J.P. Morgan Research Departments

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- JP Morgan Contag Beta Industrial Metals Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTARME	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Industrial Metals Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period 1 Year | Start Date dd-mmm-yyyy | End Date dd-mmm-yyyy | OK

Compare with None | Reference Indices | Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Industrial Metals Index	273.23	31-Jan-2014	-17.80%	-17.80%	3	10.00%	-1.08	-18.30%	--

Index Levels**


104
100
96
92
88
84
80
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

Volatility(%)

1M | 3M | 6M | 1Yr

Drawdown


20%
19.6%
19.2%
18.8%
18.4%
18%
17.6%
17.2%
16.8%
16.4%
Jan 13 Mar 13 May 13 Jul 13 Sep 13 Nov 13 Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The Index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the index will achieve the results displayed in the chart above in the future.

+ Expand/Collapse Index Navigation

- JP Morgan Contag Beta Industrial Metals Total Return Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	Region	Multi Region	Strategy Style	Traditional Beta	Strategy Type	Enhanced Beta	Currency	USD
Risk Method	None	Bloomberg ID	JCTABIMT	Reuters ID		Core Index	No		

Description: JP Morgan Contag Beta Industrial Metals Total Return Index is a Total return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods | Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 31 January 2013 to 31 January 2014 | Export Current Statistics

Index Level Data

	Level	Date
Current	375.26	31-Jan-2014
High	462.98	01-Feb-2013
Low	373.47	24-Jun-2013
Start	382.47	31-Dec-2013
End	375.26	31-Jan-2014

Risk Measures

Volatility	16.73%
Sharpe Ratio	-1.06
Maximum Drawdown	-19.33%
Monthly Maximum Drawdown	-8.19%
Embedded Index Fee	---

Return Statistics

Annualized Return	-17.81%
Number of Positive Months	5
Number of Negative Months	8

Return

Daily Return	-0.54%
Month to Date Return	---
Quarter To Date Return	-4.74%
Year To Date Return	-4.74%
3 Month Return	-4.71%
6 Month Return	-2.72%
1 Year Return	-18.95%
3 Year Return	-34.76%
5 Year Return	49.91%


Index Levels**
104
102
100
98
96
94
92
90
88
86
84
82
80
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14
Selected Start Date: 01-31-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-4.38	-1.48	---	---	---	---	---	---	---	---	---	---	-4.38
2013	2.20	-4.99	-3.93	-4.79	2.36	-7.26	1.13	1.67	1.60	0.27	-4.36	3.83	-12.09

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the index. There is no guarantee that the index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical index levels and not the actual index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the Index are reduced by a daily adjustment factor of 0.80% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the Index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the Index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.
1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the Index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical backtested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the Index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 8% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

This material is not a product of J.P. Morgan Research Departments

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- JP Morgan Contag Beta Industrial Metals Total Return Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABIIT	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Industrial Metals Total Return Index is a Total return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with ◉ None ○ Reference Indices ○ Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Industrial Metals Total Return Index	376.26	31-Jan-2014	-17.61%	-17.61%	5	16.78%	-1.06	-19.93%	--

Index Levels**


104
100
96
92
88
84
80
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

Volatility(%)

○ 1 M ○ 3M ○ 6M ◉ 1 Yr

Drawdown


20.2%
19.8%
19.4%
19%
18.6%
18.2%
17.8%
17.4%
17%
16.6%
Jan 13
Mar 13
May 13
Jul 13
Sep 13
Nov 13
Jan 14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

JP Morgan Contag Beta Kansas Wheat Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABKWE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Kansas Wheat Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices.

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Export Complete Index History

Select Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Selected Period: 01 February 2013 to 31 January 2014

Export Current Statistics

Index Level Data

	Level	Date
Current	115.55	31-Jan-2014
High	168.27	01-Feb-2013
Low	114.98	29-Jan-2014
Start	123.38	31-Dec-2013
End	115.55	31-Jan-2014

Risk Measures

Volatility	17.67%
Sharpe Ratio	-1.78
Maximum Drawdown	-31.67%
Monthly Maximum Drawdown	-8.11%
Embedded Index Fee	---

Return Statistics

Annualized Return	-31.48%
Number of Positive Months	3
Number of Negative Months	9

Return

Daily Return	0.42%
Month to Date Return	---
Quarter To Date Return	-5.04%
Year To Date Return	-5.04%
3 Month Return	-16.63%
6 Month Return	-15.08%
1 Year Return	-31.33%
3 Year Return	-48.90%
5 Year Return	-33.18%


Index Levels**
102
98
94
90
86
82
78
74
70
66
Feb 13
Apr 13
Jun 13
Aug 13
Oct 13
Dec 13
Selected Start Date: 02-01-2013 Selected End Date: 01-31-2014

Monthly and Annual Return Statistics

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	-6.33	-2.11	---	---	---	---	---	---	---	---	---	---	-8.33
2013	---	-11.40	-0.58	7.92	-2.37	-8.01	-2.95	-0.98	1.02	0.52	-1.11	-6.14	-27.14

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index set equal to 100 on the date specified at the "Selected Start Date". The Index levels may reflect hypothetical, historical levels and not actual index levels. There is no guarantee that the Index will achieve the return displayed in the chart above in the future.

Index Level Data
Current: Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High: High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low: Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start: Start refers to the closing level of the index on the first trading day of the time period indicated.
End: End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures
Volatility: Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Maximum Drawdown: Maximum Drawdown is the percentage change in the index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Monthly Maximum Drawdown: Monthly Maximum Drawdown is the highest Maximum Drawdown calculated for each [rolling] monthly period during the specified time period. The Monthly Maximum Drawdown may be based on hypothetical, historical Index levels and not the actual Index levels. The Monthly Maximum Drawdown could, in the future, be larger than the Monthly Maximum Drawdown displayed on this website.
Embedded Index Fee: The levels of the index are reduced by a daily adjustment factor of 0.98% per annum which may have a considerable impact on the level of the Index.

Return Statistics
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Average Monthly Return: Average Monthly Return is the arithmetic average of the Monthly Returns for each [full calendar month][full monthly anniversary period] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Average Monthly Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Average Monthly Return in the future. Past performance is not indicative of future returns.
Average Monthly Return (Positive Months): Average Monthly Return (Positive Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are greater than or equal to zero. The Average Monthly Return (Positive Months) may be based on hypothetical, historical levels and not an actual level of the Index. There is no guarantee that the Average Monthly Return (Positive Months) for a financial instrument linked to the performance of the Index will achieve the Average Monthly Return (Positive Months) displayed on this website.
Average Monthly Return (Negative Months): Average Monthly Return (Negative Months) is calculated in the same manner as the Average Monthly Return, as described above, but only taking into account those monthly returns that are less than zero. The Average Monthly Return (Negative Months) may be based on hypothetical, historical levels and not actual levels of the Index. The Average Monthly Return (Negative Months) could, in the future, decline below the Average Monthly Return (Negative Months) displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Number of Negative Months: The Number of Negative Months is the number of [full calendar months] [full monthly anniversary periods] during the specified time period in which the index had returns that less than zero. The Number of Negative Months may be based on hypothetical, historical levels and not actual levels of the Index. The Number of Negative Months during the term of a financial instrument linked to the performance of the Index may be greater than the Number of Negative Months displayed on this website.

Return
Daily Return: The Daily Return is the return of the index from the trading day that is 2 [trading][business] days immediately preceding the current day to the [trading][business] day immediately preceding the current day. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.
Month to Date Return: The Month to Date Return is the return of the index from the [first [trading][business]] day of the current calendar month to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Month to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Month to Date Return in the future. Past performance is not indicative of future returns.
Quarter to Date Return: The Quarter to Date Return is the return of the index from the first [trading][business] day of the current calendar quarter to the trading day immediately preceding the date[Note: may need to change this to start from the end of the previous calendar quarter]. The Quarter to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Quarter to Date Return in the future. Past performance is not indicative of future returns.
Year to Date Return: The Year to Date Return is the return of the index from the first [trading][business] day of the current calendar year to the trading day immediately preceding the date [Note: may need to change this to start from the end of the previous calendar month]. The Year to Date Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.
3M Return: The 3 Month Return is the trailing return of the index over the past 3 month period ending in the last trading day immediately preceding the date. The 3 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.
6M Return: The 6 Month Return is the trailing return of the index over the past 6 month period ending in the last trading day immediately preceding the date. The 6 Month Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 6 Month Return in the future. Past performance is not indicative of future returns.

1Y Return: The 1 Year Return is the trailing return of the index over the past 1 Year period ending in the last trading day immediately preceding the date. The 1 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.
2Y Return: The 2 Year Return is the trailing return of index over the past 2 Year period ending in the last trading day immediately preceding the date, and is not annualized. The 2 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 2 Year Return in the future. Past performance is not indicative of future returns.
5Y Return: The 5 Year Return is the trailing return of index over the past 5 year period ending in the last trading day immediately preceding the date, and is not annualized. The 5 Year Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

Analysis & Comparison
Current Level: The Current Level refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
Price Date: The Price Date is the trading day immediately preceding the current day.
Annualized Return: The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.
Return for Period: The Return for Period is the trailing return of the over the time period specified. The Return for Period may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Return for Period in the future.
Best Month Return: The Best Month Return is the highest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period. The Best Month Return may be based on a hypothetical, historical performance and not actual performance of the Index. There is no guarantee that the Index will achieve the Best Month Return in the future.
Worst Month Return: The Worst Month Return is the lowest Monthly Return of the Index of all [full calendar months][full monthly anniversary periods] during the specified time period. For a given monthly period the Monthly Return is the percentage change in the index during the monthly period over a given period of time. The Worst Month Return may be based on hypothetical, historical performance and not actual performance of the Index. The performance of the Index could, in the future, generate a return that is lower than the Worst Month Return displayed on this website.
Number of Positive Months: The Number of Positive Months is the number of [full calendar months][full monthly anniversary periods] during the specified time period in which the index had returns that are greater than or equal to zero. The Number of Positive Months may be based on hypothetical, historical levels and not on an actual level of the Index. There is no guarantee that the Number of Positive Months that occur during the term of the financial instrument will achieve the Number of Positive Months displayed on this website.
Annualized Volatility: The Annualized Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.
Sharpe Ratio: The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the Index will have the Sharpe Ratio shown. The actual Annualized Return and the Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.
Max Drawdown: Maximum Drawdown is the percentage change in the Index from the highest value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical index levels and not actual index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed on this website.
Time to Recovery: The Time to Recovery is the [longest sub period during the specified time period from any day on which the index begins to decline to the first day on which the level of the index returns to the level it had at the beginning of the decline.] [This field will be left blank if the level of the index as of the current day is lower than the highest level reached by the index over the specified time period.] The Time to Recovery may be based on hypothetical, historical performance and not actual performance of the Index. The Time to Recovery could, in the future, be significantly longer than the Time to Recovery displayed on this website.

Volatility %: Reflects the volatility of the Index for the time period selected. The actual one month, three month, six month and one year volatility may be much different than the volatility displayed for any such period in the chart above.
Drawdown: Reflects the percentage change in each index during the specified timeframe. Each index has the drawdown set at zero percent at the beginning of the time period set forth in the chart above. The drawdown may be based on hypothetical, historical index levels and not the actual index levels. The applicable drawdown could, in the future, be larger than the drawdown displayed on this website and, accordingly, could be larger than the drawdown for any other index or investment strategy displayed on this chart.

(2) Short Summary of the Risks

- The Index and underlying strategies have limited operating history.
- The reported level of the Index and most of the underlying strategies will include the deduction of an adjustment factor.
- The Index may not be successful, may not outperform any alternative strategy or achieve its 5% target volatility.
- The portfolio of underlying strategies may not be a diversified portfolio.
- The Index involves monthly rebalancing and caps the sum of the weights of all underlying strategies, at rebalance, to 200%. It is possible, although unlikely, for the weight of a single underlying strategy to be close to 200%.
- There are risks associated with momentum, carry, mean reversion or short volatility investment strategies.
- The Index comprises only notional assets and liabilities. Some underlying strategies include notional short positions.
- Correlation of performances among the underlying strategies may reduce the performance of the Index.
- The Index is an excess return index and reflects the performance of unfunded or uncollateralized investments in the assets underlying the Index.
- Commodity futures contracts underlying some of the strategies are subject to uncertain legal and regulatory regimes.
- Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the Sponsor and Calculation Agent for the Index and underlying strategies. JPMS plc may adjust the Index or any underlying strategy in a way that affects its level.
- The Index is subject to risks associated with currency exchange, interest rates, non-US securities markets and the use of leverage and futures contracts.

(3) General Disclaimers

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (800) 576-3529.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or

would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure
We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments

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- JP Morgan Contag Beta Kansas Wheat Index | Index Family : J.P. Morgan Contag

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Asset Class	Commodity	**Region**	Multi Region	**Strategy Style**	Traditional Beta	**Strategy Type**	Enhanced Beta	**Currency**	USD
Risk Method	None	**Bloomberg ID**	JCTABKWE	**Reuters ID**		**Core Index**	No		

Description: JP Morgan Contag Beta Kansas Wheat Index is an excess return commodity index, which aims to generate directional exposure to price changes within the commodities futures market and an enhanced return relative to other commodity benchmark indices

SUMMARY | ANALYSIS & COMPARISIONS

View and Filter Report for Various Time Periods

Time Period: 1 Year | Start Date: dd-mmm-yyyy | End Date: dd-mmm-yyyy | OK

Compare with: (•) None ( ) Reference Indices ( ) Custom

Index Performance

Index Name	Current Level	Price Date	Annualized Return	Return for Period	Number of Positive Months	Annualized Volatility	Sharpe Ratio	Max Drawdown	Time to Recovery
JP Morgan Contag Beta Kansas Wheat Index	115.55	21-Jan-2014	-31.40%	-31.23%	3	17.57%	-1.79	-31.57%	--

Index Levels**


102
98
94
90
86
82
78
74
70
66
Feb 13
Apr 13
Jun 13
Aug 13
Oct 13
Dec 13

Volatility [%]

( ) 1 M ( ) 3 M ( ) 6 M (•) 1 Yr

Drawdown


26%
25%
24%
23%
22%
21%
20%
19%
18%
17%
Feb 13
Apr 13
Jun 13
Aug 13
Oct 13
Dec 13

(1) Calculation descriptions

The first twelve columns reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.